SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIODES INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DIODES INCORPORATED
Notice of Annual Meeting of Stockholders
To Be Held May 28, 2009
          Notice is hereby given that the annual meeting (the “Meeting”) of the stockholders of Diodes Incorporated (the “Company”) will be held at the Dallas/Addison Marriott Quorum by the Galleria, located at 14901 Dallas Parkway, Dallas, Texas 75254, on Thursday, May 28, 2009 at 10:00 a.m. (Central time) for the following purposes:
1.
Election of Directors. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors’ nominees are: C.H. Chen, Michael R. Giordano, L.P. Hsu, Keh-Shew Lu, Shing Mao, Raymond Soong and John M. Stich.

2.
Amendment of 2001 Omnibus Equity Incentive Plan. To approve various proposed amendments of the 2001 Omnibus Equity Incentive Plan, including the extension of the term of the plan until May 28, 2019 and the increase by 5,000,000 in the number of shares of Common Stock which may be subject to awards granted thereunder.

3.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2009.

4.	Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.
          Only persons who are stockholders of record at the close of business on March 30, 2009 are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof.
          The proxy statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and stockholders are encouraged to read it in its entirety.
          Under new rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy statement and our fiscal 2008 Annual Report to Stockholders at our web site at www.proxyvote.com. Web access to our proxy materials does not identify visitors to the web site. Stockholders may still obtain a printed copy of the proxy materials free of charge by following the instructions provided in the Notice of Internet Availability of Proxy Materials that will be mailed to stockholders on or about April 17, 2009.
          As set forth in the enclosed proxy statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors.
          Whether or not you plan to attend the Meeting, YOUR VOTE IS IMPORTANT. Please follow the instructions enclosed to ensure that your shares are voted. If you attend the Meeting, you may revoke your proxy and vote your shares in person. You may revoke your proxy at any time prior to its exercise at the Meeting.
                    Dated at Dallas, Texas, this 17th day of April, 2009.

By Order of the Board of Directors,

DIODES INCORPORATED

/s/ Carl C. Wertz

Carl C. Wertz, Secretary

Diodes Incorporated
15660 North Dallas Parkway, Suite 850
Dallas, Texas 75248
(972) 385-2810
Proxy Statement
Annual Meeting: May 28, 2009
GENERAL INFORMATION
          This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”) for use at the annual meeting (the “Meeting”) of the stockholders of the Company to be held on Thursday, May 28, 2009, at the Dallas/Addison Marriott Quorum by the Galleria, located at 14901 Dallas Parkway, Dallas, Texas 75254, at 10:00 a.m. (Central time), and at any adjournment or postponement thereof. Only stockholders at the close of business on March 30, 2009 (the “Record Date”) are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof.
Internet Access to Proxy Materials
          Under rules recently adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet at www.proxyvote.com. On or about April 17, 2009, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to our stockholders of record and beneficial owners.
          The Notice provides you with instructions regarding how to:
•	View our proxy materials for the Meeting on the Internet;

•	Request a printed copy of the proxy materials; and

•	Instruct us to send future proxy materials to you by mail or electronically by email on an ongoing basis.
          Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
          The proxy materials include:
•	Notice of Annual Meeting of Stockholders;

•	This Proxy Statement; and

•	The 2008 Annual Report to Stockholders, which includes our audited consolidated financial statements.
          If you request printed copies of the proxy materials by mail, these materials also include a proxy card.

Matters to be Considered at the Meeting:
         The matters to be considered and voted upon at the Meeting will be:
1.
Election of Directors. To elect seven persons to the Board, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board’s nominees are: C.H. Chen, Michael R. Giordano, L.P. Hsu, Keh-Shew Lu, Shing Mao, Raymond Soong and John M. Stich.

2.
Amendment of 2001 Omnibus Equity Incentive Plan. To approve various proposed amendments of the 2001 Omnibus Equity Incentive Plan, including the extension of the term of the plan until May 28, 2019 and the increase by 5,000,000 in the number of shares of Common Stock which may be subject to awards granted thereunder;

3.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2009.

4.	Other Business. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.
Voting Recommendations of the Board
          Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of Moss Adams LLP, and “FOR” the proposed amendments to the 2001 Omnibus Equity Incentive Plan, increasing the authorized shares, extending the term of the plan and making certain other administrative changes.
How to Vote
          Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.
          If you are a stockholder of record, you may attend the Meeting and vote in person.
          If you do not wish to attend the Meeting or to vote in person, you may vote by proxy. There are three ways to vote by proxy. You may vote by telephone by calling (800) 690-6903 and following the instructions on the proxy card. You may vote over the Internet at www.proxyvote.com by following the instructions on the Notice or the proxy card. If you request and receive printed copies of the proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided to the address stated on the proxy card or by facsimile to the Inspector of Elections at (805) 374-1255.
          Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m. (Eastern time) on May 27, 2009. If a proxy is properly submitted and is not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy. If no instructions are indicated on the proxy, the proxy will be voted “FOR” the election of the Board’s nominees, “FOR” the proposed amendments of the 2001 Omnibus Equity Incentive Plan, “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.
          Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account by following the instructions provided in the Notice. If you wish to attend the Meeting and vote in person, you must obtain a proxy executed in your favor from the organization that holds your shares.

How to Revoke a Proxy
          You may revoke a proxy at any time before the vote at the Meeting by voting again by proxy over the Internet or telephone on a later date (only your last Internet or telephone proxy will be counted), or by filing a written revocation, or a duly executed proxy card bearing a later date, with the Company’s Secretary at our offices located at 15660 North Dallas Parkway, Suite 850, Dallas, Texas 75248 prior to the vote at the Meeting. You may also revoke a proxy by attending the Meeting and voting in person. Attending the Meeting in person will not automatically revoke your proxy unless you vote again at the Meeting or file a written revocation with the Company’s Secretary at or before the Meeting.

Voting Rights
          The authorized capital of the Company consists of (i) 70,000,000 shares of common stock, par value $0.66-2/3 per share (“Common Stock”), of which 41,395,815 shares were issued and outstanding on the Record Date and (ii) 1,000,000 shares of Preferred Stock, $1.00 par value (“Preferred Stock”), none of which were issued and outstanding on the Record Date. The Common Stock and the Preferred Stock are collectively referred to as the “Stock.”
          A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present either in person or by proxy, constitutes a quorum for the conduct of business at the Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for the purpose of determining the presence of a quorum.
          Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date on any matter submitted to the stockholders, except that in connection with the election of directors, each stockholder has the right to cumulate votes, provided that the candidates’ names have been properly placed in nomination prior to commencement of voting and a stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. If a stockholder has given such notice, all stockholders may cumulate their votes for all nominated candidates. Cumulative voting entitles a stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such stockholder, or to distribute such stockholder’s votes on the same principle among as many candidates as the stockholder shall think fit. Discretionary authority to cumulate votes is hereby solicited by the Board, and the vote by proxy through the Internet or telephone or mail shall grant such authority.
          In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting. Abstentions and broker non-votes will have no effect with respect to the election of directors. With respect to all other proposals submitted to the stockholders, abstentions will be included in the number of votes present and entitled to vote on that proposal and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to any proposal submitted to the stockholders will not be counted as shares present and entitled to vote on that proposal and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal).
          Of the shares of Common Stock outstanding on the Record Date, 8,365,781 (or approximately 20.2%) were held in the name of Lite-On Semiconductor Corporation and its subsidiaries and affiliates (“LSC”). See “Security Ownership of Certain Beneficial Owners and Management” and “Proposal One – Election of Directors - Certain Relationships and Related Transactions,” for a discussion of the relationship between LSC and the Company. On the Record Date, an additional 4,030,312 shares (or approximately 8.9%) were owned by directors and executive officers of the Company. LSC and each director and executive officer have informed the Company that they will vote “FOR” the election of the nominees to the Board identified herein, “FOR the proposed amendments of the 2001 Omnibus Equity Incentive Plan and “FOR” the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.
          Organizations holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit the proxy materials to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the stockholders. If the organization has not received instructions from the beneficial owner by the date specified in the statement accompanying such proxy materials, the organization may give or authorize the giving of a proxy to vote the Common Stock in its discretion as to some matters, but not as to certain other proposals without specific instructions from the beneficial owner. When an organization is unable to vote a client’s shares on proposals, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct the organization that holds your shares as to how to vote such shares, that organization may, in its discretion, vote such Common Stock “FOR” the election of the Board’s nominees and “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, but not with respect to the proposed amendments of the 2001 Omnibus Equity Incentive Plan.

Cost of Proxy Solicitation
          This proxy solicitation is made by the Board of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this proxy solicitation. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with stockholders of record, beneficial owners, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, email or in person to request that the proxies be furnished. No additional compensation will be paid for these services to officers or employees of the Company. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The estimated cost for the printing of the proxy materials and proxy solicitations is approximately $25,000.
Other Business
          As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Meeting, including a motion to adjourn the Meeting to another time or place to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders will vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy. Such authorization includes authority to appoint a substitute nominee or nominees to the Board’s nominees identified herein where death, illness or other circumstances arise which prevent any such director nominee from serving in such position and to vote such Proxy for such substitute nominee. Dr. Keh-Shew Lu and Carl C. Wertz, the designated proxyholders (the “Proxyholders”), are members of the Company’s management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth the “beneficial ownership” of Common Stock as of the Record Date by each person known to the Company to be the beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock (other than depositories).

	Amount and Nature		Percent of
Name and Address of Beneficial Owner	of Beneficial Owner	(1)	Class (2)
Lite-On Semiconductor Corporation (“LSC”)	8,365,781	(3)	20.2%
9F. No. 233-2, Pao-Chiao Road, Hsin-Tien, Taipei-hsien
23115, Taiwan, R.O.C.

FMR LLC	4,414,609	(4)	10.7%
82 Devonshire Street, Boston, Massachusetts 02109

T. Rowe Price Associates, Inc.	2,081,962	(5)	5.0%
100 E. Pratt Street, 10th Floor, Baltimore, Maryland 21202

(1)	The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated below.

(2)	The Percentage of Class is based on 41,395,815 shares outstanding as of the Record Date.

(3)
LSC is a public company listed on the Taiwan Stock Exchange Corporation and a member of the Lite-On Group of companies. See “Proposal One – Election of Directors – Certain Relationships and Related Transactions” for a discussion of the relationship among LSC, the Company and certain directors and executive officers of the Company.

(4)
Based solely on information provided by FMR LLC in a Schedule 13G filed with the SEC on February 17, 2009 reporting beneficial ownership of our Common Stock. According to the Schedule 13G, FMR LLC has sole voting power with respect to 42,389 shares, has sole dispositive power with respect to 4,414,609 shares and has neither shared voting power nor shared dispositive power with respect to any shares.

(5)
Based solely on information provided by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the SEC on February 10, 2009 reporting beneficial ownership of our Common Stock. According to the Schedule 13G, T. Rowe Price Associates, Inc. has sole voting power with respect to 268,350 shares, has sole dispositive power with respect to 2,081,962 shares and has neither shared voting power nor shared dispositive power with respect to any shares.

          The following table sets forth the “beneficial ownership” of Common Stock as of the Record Date by (i) each executive officer, director and nominee for director of the Company and (ii) all directors and executive officers as a group.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Owner (1)		Class (2) (3)

Directors

Raymond Soong	799,063	(4)	1.9%

C.H. Chen	560,604	(4) (5)	1.3%

Michael R. Giordano	202,304	(4) (8)	*

L.P. Hsu	2,387	(4)	*

Keh-Shew Lu (6)	1,234,501	(4) (5) (7)	3.0%

Shing Mao	263,575	(4)	*

John M. Stich	128,387	(4) (9)	*

Executive Officers

Mark A. King	220,751	(4)	*

Joseph Liu	418,669	(4)	1.0%

Carl C. Wertz	98,163	(4)	*

Richard D. White	22,800	(4)	*

All other executive officers (6 persons)	79,108	(4)	*

All directors and executive officers as a group (17 persons)	4,030,312	(10)	8.9%

*	Less than 1%.

(1)	The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.

(2)
Under Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within sixty (60) days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(3)	The Percentage of Class is based on 41,395,815 shares outstanding as of the Record Date.
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(4)
Includes the following shares of Common Stock that the named individual has the right to acquire within sixty (60) days after the Record Date by exercising stock options or the vesting of restricted stock units/awards:

Named Individual	Shares

Raymond Soong	775,063

C.H. Chen	375,675

Michael R. Giordano	138,231

L.P. Hsu	1,075

Keh-Shew Lu (6)	508,593

Shing Mao	227,388

John M. Stich	117,700

Mark A. King	220,751

Joseph Liu	342,626

Carl C. Wertz	97,543

Richard D. White	15,950

All other executive officers (6 persons)	52,125

TOTAL	2,872,720

(5)
Includes 202,250 and 45,000 shares of restricted stock granted on April 14, 2005 to Dr. Lu and Mr. Chen, respectively, fifty percent (50%) of which first became saleable and transferable on April 14, 2008, the third anniversary of the date of grant, and fifty percent (50%) of which became saleable and transferable on April 15, 2009, the day following the fourth anniversary of the date of grant.

(6)	Dr. Lu is a member of the Board and the President and Chief Executive Officer of the Company.

(7)
Includes 440,000 shares in Texastac Investments L.P. and the Lu Family Revocable Trust, and 10,500 shares in an UTMA (Custodial) Trust. Dr. Lu is the co-general partner of Texastac Investments L.P. and a co-trustee of the Lu Family Revocable Trust and UTMA (Custodial) Trust. He has voting and investment authority over these shares held by the limited partnership and these trusts.

(8)	Includes 5,062 shares of Common Stock held in the name of UBS Trust for the Individual Retirement Account of Mr. Giordano. Mr. Giordano has voting and investment authority over these shares.

(9)
Includes 10,687 shares of Common Stock held in the name of Stich Family Holdings, LLC. Mr. Stich is a co-member of the Stich Family Holdings, LLC and has voting and investment authority over these shares.

(10)
Includes 2,872,720 shares that the directors and executive officers have the right to acquire within sixty (60) days after the Record Date, by exercising stock options or the vesting of restricted stock units, but excludes an additional 574,531 shares that the directors and executive officers will have the right to acquire upon the exercise of stock options or restricted stock units, which will become exercisable in installments more than sixty (60) days after the Record Date.

PROPOSAL ONE
ELECTION OF DIRECTORS
          The Company’s Bylaws provide that the number of directors shall be determined from time to time by the Board of the Company, but may not be less than five nor more than seventeen. Currently, the Board has fixed the number of directors at seven. The Bylaws further provide for the election of each director at each annual meeting of stockholders.
          The persons nominated have been nominated for election to the Board to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. All director nominees are currently directors of the Company and have indicated their continued willingness to serve. Unless otherwise instructed, the proxy will be voted in such a way as to elect as many of these director nominees as possible under applicable voting rules. In the event that any of the director nominees should be unable or unwilling to serve as a director, the proxy will be voted for the election of such substitute director nominees, if any, as shall be designated by the Board. The Board has no reason to believe that any director nominee will be unable or unwilling to serve. The seven nominees who receive the highest number of affirmative votes will be elected.
          None of the director nominees was selected pursuant to any arrangement or understanding, other than that with the directors of the Company acting within their capacity as such. There are no family relationships among directors of the Company as of the date hereof, and, except as set forth below, as of the date hereof, no directorships are held by any director in a company that has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.
          The following table sets forth certain biographical information concerning the director nominees of the Company as of the Record Date:

			Director
Director Nominees	Age	Position with the Company	Since

Raymond Soong (1)	67	Director and Chairman of the Board	1993

C.H. Chen (2)	66	Director and Vice Chairman of the Board	2000

Michael R. Giordano (3)	62	Director	1990

L.P. Hsu (4)	69	Director	2007

Keh-Shew Lu (5)	62	President, Chief Executive Officer, and Director	2001

Shing Mao (6)	74	Director	1990

John M. Stich (7)	67	Director	2000

(1)	Raymond Soong Director and Chairman of the Board

Chair, Compensation Committee Chair, Governance and Stockholder Relations Committee

Mr. Soong was appointed the Chairman of the Board of the Company in 1993. Mr. Soong is also the Chairman of the Board of LSC, Lite-On Technology Corporation, Liteon-IT Corp. and a board member of Actron Technology Corporation and Co-Tech Copper Foil Corporation, each of which is a member or an affiliate of the Lite-On Group. After serving as a senior engineer for RCA Corporation and as a chief engineer for Texas Instruments, Taiwan Limited (“TI Taiwan”), Mr. Soong, together with several of his co-workers, founded Taiwan Lite-On Electronic Co. Ltd. (“Taiwan Lite-On”), a manufacturer of electronic components and subsystems, in 1975. Mr. Soong is a graduate of, and received an Honorary Doctorate from, the National Taipei University of Technology’s Electronic Engineering Department and also received an Honorary Doctorate from National Chiao Tung University.

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(2)	C.H. Chen Director and Vice Chairman of the Board

Mr. Chen was appointed the Vice Chairman of the Board of the Company in June 2005. Mr. Chen is also the Chairman of the Board of Co-Tech Copper Foil Corporation, Vice Chairman of the Board of LSC and a board member of Lite-On Technology Corporation, Actron Technology Corporation and Dynacard Corp., each of which is a member or an affiliate of the Lite-On Group. Mr. Chen served as the Company’s President and Chief Executive Officer from 2000 until 2005. From 1969 to 1990, Mr. Chen held various positions at Texas Instruments Incorporated (“TI”), most recently as the Vice President of TI Taiwan. In 1990, he left TI to found Dyna Image Corporation, which merged with LSC in December 2000. Mr. Chen received his Bachelor of Science degree in Mechanical Engineering from National Taiwan University.

(3)	Michael R. Giordano Director

Chair, Audit Committee (Financial Expert)

Mr. Giordano, CIMA, joined the private-banking firm of UBS Financial Services, Inc. as Senior Vice President-Investment Consulting when UBS AG acquired PaineWebber, Inc. in 2000. PaineWebber, Inc. had acquired his previous employer, Kidder Peabody and Co., Inc., with whom he was employed since 1979. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Mr. Giordano served as Chairman of the Board and the Chief Executive Officer of the Leo D. Fields Co. from 1980 to 1990, when GWC Holdings acquired it, and served as a board member of Professional Business Bank, a publicly traded corporation, from 2001 to 2003. Formerly a captain and pilot in the United States Air Force, he received his Bachelor’s degree in Aerospace Engineering from California State Polytechnic University and his Master’s degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also completed post-graduate work in International Investments at Babson College and is certified by the Investment Management Consultants Association. He is also certified by the John E. Anderson Graduate School of Management, University of California at Los Angeles as a Corporate Director, having demonstrated understanding of directorship and corporate governance.

(4)	Lu-Pao Hsu Director

Member, Audit Committee Member, Compensation Committee

Mr. Hsu has been Chairman of Philips Taiwan Quality Foundation since 2002, a board member of Winbond Electronics Corporation since 1999, a board member of Vanguard International Semiconductor Corporation since 2003 and a board member of ZyXEL Communications Corporation since 2006. He also currently serves as a consultant to Lite-On Technology Corporation. Previously, he served as a board member of Lite-On Technology Corporation from 2004 to 2006 and the Supervisor of the Board at Delta Electronics from 2000 to 2003 and the Vice Chairman from 1998 to 2000. He also served as the Chief Executive Officer of HannStar Display in 2001, a board member of Taiwan Semiconductor Manufacturing Company Ltd. from 1991 to 2000 and the Executive Vice President of Philips Taiwan Limited from 1989 to 1998. Since 1998, Mr. Hsu has been an Esteemed Chair Lecturer at the College of Management at National Chiao Tung University in Taiwan, where he served as Associate Professor from 1971 to 1972. Mr. Hsu completed the International Executive Program at IMD and the Advanced Management Program at Harvard Business School and holds a Bachelor’s degree in Physics from National Cheng Kung University in Taiwan.

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(5)	Keh-Shew Lu Director, President and Chief Executive Officer

Dr. Lu was appointed the President and Chief Executive Officer of the Company in June 2005 after serving on the Board since 2001. Dr. Lu is also a board member of Lite-On Technology Corporation, a publicly held company in Taiwan, as well as LedEngin, Inc., Lorentz Solution, Inc. and Nuvoton Technology Corporation, three privately held companies. Dr. Lu is the founding Chairman of the Asia American Citizen’s Council, the Vice Chairman of the governing board of the Plano Chinese Alliance Church, a board member of the Texas Tech foundation and a board member of the Advisory Board to the Southern Methodist University’s Asian Studies Program. From 2001 to 2005, Dr. Lu was a partner of the WK Technology Venture Fund. From 1998 to 2001, Dr. Lu served as Senior Vice President of TI and General Manager of Worldwide Mixed-Signal and Logic Products. His responsibilities included all aspects of the analog, mixed-signal and logic products for TI worldwide business, including design, process and product development, manufacturing and marketing. From 1996 to 1998, Dr. Lu was the manager of TI’s worldwide memory business. In addition, he served as the President of TI Asia from 1994 to 1997 where he supervised all of TI activities in Asia, excluding Japan. Dr. Lu holds a Bachelor’s degree in engineering from the National Cheng Kung University in Taiwan, and a Master’s degree and a Doctorate in Electrical Engineering from Texas Tech University.

(6)	Shing Mao Director

Member, Compensation Committee Member, Governance and Stockholder Relations Committee

Dr. Mao has been a director of Dyna Investment Co., Ltd. of Taiwan, a venture capital company, since 1989. Previously, Dr. Mao retired in 2000 as Chairman of the Board of Lite-On USA, Inc., where he had served since 1988. Dr. Mao was a board member of LSC from 1989 to 2000. Before joining Taiwan Lite-On, he served in a variety of management positions with Raytheon Company for four years, with TI for 11 years and with UTL Corporation (acquired by Boeing Aircraft Company) for seven years. Dr. Mao received his Doctorate in Electrical Engineering from Stanford University.

(7)	John M. Stich Director

Member, Audit Committee Member, Governance and Stockholder Relations Committee

Mr. Stich serves as a board member of Spansion Inc, a flash memory company, and of Stonestreet One, Inc. a provider of short distance wireless technologies. He also serves with numerous non-profit organizations, including as a board member of the Japan America Society of Dallas/Fort Worth and Member of the Dallas-Taipei and Dallas-Sendai Sister City Committees. Mr. Stich was appointed as the Honorary Consul General of Japan at Dallas in 2004. From 2000 to 2006, he was the President and Chief Executive Officer of The Asian Network, a consulting business that helped high-technology companies to establish and expand their business in Asia. Prior to this position, Mr. Stich was the Chief Marketing Officer for TI in Japan from 1994 to 1999, and Vice President of Semiconductors for TI Asia from 1991 to 1994. Mr. Stich joined TI in 1964 and has served in various management positions, including a total of 24 years leading TI’s Asian business growth while living in Taipei, Hong Kong and Tokyo. Mr. Stich received his Bachelor’s degree in Electrical Engineering from Marquette University.

          See “General Information — Security Ownership of Certain Beneficial Owners and Management” and “Proposal One — Election of Directors — Certain Relationships and Related Transactions” for a discussion of the relationships among Actron Technology Corporation, Co-Tech Copper Foil Corporation, Lite-On Technology Corporation, LSC, Liteon-IT Corp., and the Company.
          The Board unanimously recommends that you vote “FOR” each of the seven director nominees to the Board set forth above.

CORPORATE GOVERNANCE
Committees of the Board
          The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Stockholder Relations Committee (the “Committees”). Each committee consists of two or more directors who serve at the discretion of the Board. The Board usually makes committee and committee chair assignments annually at its meeting immediately following the Company’s annual meeting of stockholders. The current composition of each committee is as follows:

Governance and
	Audit	Compensation	Stockholder Relations
Directors	Committee	Committee	Committee

Raymond Soong (2)		Chair	Chair

C. H. Chen		(1)	Ex officio member (4)

Michael R. Giordano (2)	Chair (3)

L.P. Hsu (2)	Member	Member

Keh-Shew Lu

Shing Mao (2)		Member	Member

John M. Stich (2)	Member		Member

(1)
Until February 2008, Mr. Chen served as Chairman of the Compensation Committee, and an ex officio committee member. As an ex officio member, Mr. Chen was not entitled to vote and attended meetings only at the invitation of the Compensation Committee.

(2)	Independent director (as determined by the Board under the rules of Nasdaq and in the case of members of the Audit Committee, the rules of the SEC).

(3)	Qualifies as “audit committee financial expert” as the term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

(4)	Mr. Chen is not entitled to vote and may attend meetings only at the invitation of the committee.
          Director Independence. Our Board has determined that five of the seven directors are “independent directors” as shown in the above table, and as the term “independent director” is defined under the rules of Nasdaq. During fiscal 2008, the Board was aware of certain directors’ business or personal relationships that constitute “related-person transactions” under applicable SEC rules. Therefore, these relationships or transactions are described below in “Certain Relationships and Related Transactions.” The Board also has determined that each member of its three Committees meets applicable independence requirements as prescribed by Nasdaq and the SEC.
          Audit Committee. The Audit Committee makes recommendations to the Board regarding the engagement of the Company’s independent registered public accounting firm, reviews the plan, scope and results of the audit, reviews the Company’s policies and procedures with the Company’s management concerning internal accounting and financial controls, and reviews changes in accounting policy and the scope of the non-audit services, which may be performed by the Company’s independent registered public accounting firm. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company’s employees. The “Audit Committee Report” section of this Proxy Statement describes in more detail of the committee’s responsibilities, particularly with regard to the Company’s financial statements and its interactions with the Company’s independent registered public accounting firm.
          The Board has determined that each member of the Audit Committee is “independent,” as that term is defined under the rules of Nasdaq and the SEC, and is able to read and understand fundamental financial statements, and that Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

          Compensation Committee. The Compensation Committee makes recommendations to the Board regarding compensation, benefits and incentive arrangements for the Chief Executive Officer and other officers and key employees of the Company. The Compensation Committee also administers the Company’s 1969 Incentive Bonus Plan, the 1993 Incentive Stock Option Plan (“1993 ISO Plan”), the 1993 Non-Qualified Stock Option Plan (“1993 NQO Plan”), the 2001 Omnibus Equity Incentive Plan (“2001 Incentive Plan”) and the Company’s 401(k) profit sharing plan (the “401(k) Plan”).
          In February 2008, Mr. Soong replaced Mr. Chen as a member and the Chairman of the Compensation Committee. The Board has determined that each member of the Compensation Committee is “independent,” as that term is defined under the rules of Nasdaq.
          Governance and Stockholder Relations Committee. The principal purposes of the Governance and Stockholder Relations Committee (the “Governance Committee”) are to help ensure that the Board (i) identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board, and (ii) selects the director nominees for the next annual meeting of stockholders. The Board has determined that each member of the Governance Committee is “independent” as that term is defined under the rules of Nasdaq.
          Charters of the Committees. All three Committees operate pursuant to written charters, which are available on the Company’s Investor Relations website, at www.diodes.com, in the “Investors – Corporate Governance” section.
          The charter of the Audit Committee was revised in 2008. The revised charter of the Audit Committee is attached to this Proxy Statement as Appendix A.
Meetings of the Board and Committees
          The following table represents the number of meetings and actions taken by written consent of the Board and Committees in 2008:

		Action by
	Meetings	Written
Title	Held	Consent

Board	5	5

Audit Committee	6	4

Compensation Committee	2	3

Governance Committee	2	1

          All of the persons who were directors of the Company or members of Committees were present for at least 75% of the meetings during 2008.
          It is the policy of the Company to require members of the Board to attend the annual meetings of stockholders, if practicable. With the exception of Mr. Soong, each director attended the 2008 annual meeting of stockholders.

Nominating Procedures and Criteria
          Among its functions, the Governance Committee considers and approves nominees for election to the Board. In addition to the candidates proposed by the Board or identified by the Governance Committee, the Governance Committee considers candidates for director suggested by stockholders provided such recommendations are made in accordance with the procedures set forth under “Proposals of Stockholders and Stockholder Nominations for 2010 Annual Meeting.” Stockholder nominations that comply with these procedures and meet the criteria outlined below will receive the same consideration that the Governance Committee’s nominees receive.
          Essential criteria for all candidates considered by the Governance Committee include the following: integrity and ethical behavior; maturity; management experience and expertise; independence and diversity of thought; broad business or professional experience; and an understanding of business and financial affairs and the complexities of business organizations.
          In evaluating candidates for certain Board positions, the Governance Committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the semiconductor industry or other technology industries; scientific accomplishment; experience in commercializing and marketing semiconductors or other electronic components; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.
          In selecting nominees for the Board, the Governance Committee evaluates the general and specialized criteria set forth above, identifies the relevant specialized criteria prior to commencement of the recruitment process, considers nominees’ previous performance if they are up for re-election, and generally considers nominees’ ability to contribute to the success of the Company.
          The Governance Committee, as well as the full Board, has recommended the Board’s nominees for the Meeting. Stockholders did not propose any candidates for election at the Meeting.
Communications with Directors
          You may communicate with the chair of our Audit Committee, our Governance Committee or our Compensation Committee, or with our independent directors as a group, by writing to any such person or group c/o Carl C. Wertz, Secretary, Diodes Incorporated, 15660 North Dallas Parkway, Suite 850, Dallas, Texas 75248.
          Communications are distributed to the Board, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumés and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.
          Communications that include information better addressed by the Company’s ethics and compliance hotline, supervised by the Audit Committee at: (866) 913-2994, will be delivered to the Audit Committee.

Executive Officers of the Company
          None of the executive officers was selected pursuant to any arrangement or understanding, other than that with the executive officers of the Company acting within their capacity as such, and executive officers serve at the discretion of the Board. The following table sets forth certain biographical information concerning the company’s executive officers as of the Record Date:

Name	Age	Position with the Company

Keh-Shew Lu* (1)	62	President, Chief Executive Officer, and Director

Mark A. King* (2)	50	Senior Vice President, Sales and Marketing

Joseph Liu* (3)	67	Senior Vice President, Operations

Hans Rohrer (4)	60	Senior Vice President, Business Development

Carl C. Wertz* (5)	54	Chief Financial Officer, Secretary and Treasurer

Richard D. White* (6)	61	Senior Vice President, Finance

Colin Greene (7)	52	Europe President and Vice President, Europe Sales and Marketing

Julie Holland (8)	47	Vice President, Worldwide Analog Products

T.J. Lee (9)	60	Vice President, Packaging Operations

Edmund Tang (10)	61	Vice President, Corporate Administration

Francis Tang (11)	54	Vice President, Product Development

* These five executive officers are Named Executive Officers (“NEOs”) of the Company. See “Compensation Discussion and Analysis.”

(1)	See “Election of Directors” for biographical information regarding Keh-Shew Lu.

(2)	Mark A. King Senior Vice President, Sales and Marketing

Mr. King was appointed to his current position in 2005. He previously served as the Company’s Vice President, Sales and Marketing from 1998 to 2005 and Vice President, Sales from 1991 to 1998. Prior to joining the Company, Mr. King served for nine years in various sales management positions at Taiwan Lite-On. Mr. King holds a Bachelor’s degree in Business Administration from the University of Arizona.

(3)	Joseph Liu Senior Vice President, Operations

Mr. Liu was appointed to his current position in 2000. He previously served as the Company’s Vice President, Far East Operations from 1998 to 2000, Vice President, Operations from 1994 to 1998, Chief Financial Officer, Secretary and Treasurer from 1990 to 1998 and Vice President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with TI in Dallas since 1971, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager with TI Taiwan in Taipei. He was the Controller of TI Asia in Singapore and Hong Kong from 1981 to 1986, Financial Planning Manager of TI Latin America Division (for TI Argentina, TI Brazil and TI Mexico) in Dallas from 1986 to 1989 and Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas from 1989 to 1990. Mr. Liu holds an Executive MBA from Pepperdine University.

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(4)	Hans Rohrer Senior Vice President, Business Development

Mr. Rohrer was appointed to his current position in June 2008. He previously served as the Chief Executive Officer of Zetex plc from 2006 until it was acquired by the Company in June 2008. He began his career in research and development at Diehl Data Systems before working at TI from 1976 to 1980, where he held a variety of engineering and marketing positions. From 1980 to 1998, he held several managerial positions at National Semiconductor Corporation (“NSM”), including vice president and general manager of Europe and vice president for VLSI and mixed signal products. After NSM, he served as President of Taiwan Semiconductor Manufacturing Company Limited (“TSMC”) – Europe until joining Zetex plc in 2006. Mr. Rohrer holds a Master’s degree in electronics from Aalen University and received further business and management education from Stanford University and INSEAD, Paris.

(5)	Carl C. Wertz Chief Financial Officer, Secretary and Treasurer

Mr. Wertz was appointed to his current position in 1998. He previously served as the Company’s Controller from 1993 to 1998. Prior to joining the Company, he served in various financial management and accounting positions. Mr. Wertz, a licensed certified public accountant, has over 24 years of manufacturing and distribution experience and began his accounting career with Deloitte & Touche LLP.

(6)	Richard D. White Senior Vice President, Finance

Mr. White was appointed to his current position with the Company in 2006. Mr. White has thirty years of senior level finance experience, including 25 years at TI, where he served as Vice President of Finance and Production Planning for MOS memory, Controller for TI’s Asia Pacific Division in Singapore, and various other financial positions in the United States, France and Germany. From 1999 to 2005, he served as the Chief Financial Officer for Optisoft, Inc., and from 2005 to 2006, he served as a Partner for Tatum, LLC. Mr. White, a licensed certified public accountant, holds a Bachelor’s degree in electrical engineering from Oklahoma State University and an MBA from the University of Michigan.

(7)	Colin Greene Europe President and Vice President, Europe Sales and Marketing

Mr. Greene was appointed to his current position in June 2008 upon the acquisition of Zetex plc. From 1997 to 2008, Mr. Greene held several positions with Zetex. He served on the Zetex’ Board as an executive director from March 2004 until joining the Company and served as Director of Marketing from March 2004 to December 2004 and thereafter as Chief Operating Officer. Prior to Zetex, he spent 10 years with NSM, most recently as European Marketing Manager for all analog products. Mr. Greene holds a Bachelor’s degree with honors in Electrical Engineering from Aston University.

(8)	Julie Holland Vice President, Worldwide Analog Products

Ms. Holland joined the Company in January 2008. Prior to joining the Company, she served as Director and General Manager of the Connectivity Solutions business unit at TI where her responsibilities included leading business and technical teams in the US, Asia, and Japan in the development, production, and marketing of multiple interface product lines. During her tenure with TI, Ms. Holland held several key management roles within the Mixed Signal Products organization from 1997 to 2001, including Director of the Worldwide Bus Solutions business unit and Director of the Computer Peripheral and Control Products organization. She earned Bachelor‘s degrees in Physics and Mathematics at Northwestern University and a Master’s degree in Engineering Management at Southern Methodist University. She is an alumna of Leadership America and Leadership Texas, and was named a Fellow of the International Women’s Forum Leadership Foundation.

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(9)	T.J. Lee Vice President, Packaging Operations

T.J. Lee was appointed to his current position in 2008. Prior to joining the Company, Mr. Lee was the President of TI Taiwan Limited since 1998. He served as site manager of TI’s assembly and testing facility in Chung Ho, Taiwan from 1997 to 1998 where he was responsible for the site’s manufacturing operation, sales and marketing. Mr. Lee held various engineering and quality management positions in the manufacturing facility throughout his 32 years career with TI, beginning as a Quality and Reliability Assurance supervisor in 1973. He graduated from Taipei Institute of Technology and earned an Executive MBA degree from Tulane University.

(10)	Edmund Tang Vice President, Corporate Administration

Mr. Tang was appointed to his current position in 2006. From 1997 to 2001, he served as Vice President and global memory quality manager of the world-wide MOS memory operation and prior to that position, he served as Vice President and General Manager of Asia memory operations. From 2002 to 2006, Mr. Tang served as the Asia President of FSI International Inc., a global supplier of wafer cleaning and processing technology, responsible for FSI’s business in Taiwan, Singapore, South Korea, and China. Mr. Tang holds a Bachelor’s degree in electrical engineering from the National Cheng Kung University in Taiwan and a Master’s degree in Electrical Engineering from Southern Methodist University.

(11)	Francis Tang Vice President, Product Development

Mr. Tang was appointed to his current position in May 2006. He previously served as the Company’s Global Product Manager since 2005. From 2002 until joining the Company, Mr. Tang served as general manager of T2 Microelectronics in Shanghai, China where he managed complex mixed-signal SOC product development. From 1996 to 2001, Mr. Tang was the senior strategic marketing director for Acer Labs, Inc. USA, and prior to that, he was employed by NSM for 17 years, where he held various management positions in analog and mixed-signal circuit design, applications and strategic marketing. Mr. Tang holds a Master’s degree in Electrical Engineering from University of Missouri – Rolla.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
          This section of the Proxy Statement is intended to provide to the Company’s stockholders information about the Company’s compensation objectives and policies for the Company’s NEOs and other executive officers. The Company’s NEOs are the Chief Executive Officer, Chief Financial Officer and three most highly compensated executive officers in 2008.
          To achieve this purpose, this section will explain and analyze how the Company’s compensation program operates and how and why executive compensation decisions were made with respect to the NEOs’ compensation for 2008.
Compensation Objectives and Philosophy
          The objective of the Company’s compensation program is to promote the continued profitability and growth of the Company for the benefit of its stockholders.
          The Company’s compensation philosophy is to attract, retain and motivate executives critical to the Company’s long-term growth and profitability. This compensation consists primarily of base salaries, cash bonuses, equity awards and benefits.
          The Compensation Committee (the “Committee”) determines the Company’s compensation philosophy and forms of compensation and benefits for NEOs and all other executive officers. The Committee operates under a written charter approved by the Board. A copy of the charter is available at www.diodes.com in the “Investors – Corporate Governance” section. The Company currently has eleven executive officers including the Chief Executive Officer. The Chief Executive Officer participates in the Committee’s executive compensation process. The Committee also periodically receives reports and recommendations from outside compensation consultants.
          In support of the Company’s compensation philosophy, the Committee generally believes that:
•
The total compensation package for NEOs should be competitive (i.e., in at least the 50th percentile) compared with the total compensation paid by other companies of similar size to their executive officers with comparable duties in the semiconductor industry;

•	Base salaries should only be a portion of the total compensation package and may generally be lower than the median (i.e., lower than the 50th percentile) base salaries paid by other companies; and

•
Cash bonuses and equity awards should be used to motivate NEOs to achieve specific strategic and performance objectives established by the Board and to align the NEOs’ interests with those of the Company’s stockholders.

How the Company’s Compensation Program Operates
          In fiscal 2008, the Committee continued to apply the compensation objectives and philosophy described above in determining the compensation of the NEOs and the other executive officers.
          Annual Evaluation Procedures
          The Committee determines the compensation for all the executive officers, including the NEOs. The Committee meets in executive session at the beginning of each fiscal year to (i) evaluate the performance of the NEOs during the prior fiscal year; (ii) determine their annual bonuses, if any, for the prior fiscal year; (iii) establish overall performance goals and objectives for the current fiscal year; and (iv) establish the formula for determining the total executive officer bonus pool (the “Executive Bonus Pool”) for the current fiscal year. The Committee meets again in executive session mid-year to (i) set the NEOs’ base salaries for the current fiscal year; and (ii) consider and approve any equity incentive compensation. For a discussion of the criteria used by the Committee to evaluate the performance of NEOs in 2008 see “How and Why Executive Compensation Decisions Were Made.”
          Management’s Role in Determining Executive Compensation
          The Committee usually discusses with, and takes into consideration the recommendation of, the Chief Executive Officer concerning all matters related to the annual evaluation of the executive officers and the NEOs as described above, except for matters related to the Chief Executive Officer’s own evaluation and compensation. The Chief Executive Officer has a role in determining executive compensation because he evaluates employee performance, recommends performance goals and objectives, and recommends salary levels, target bonuses and incentive awards of executive officers and the NEOs, other than himself.
          Compensation Consultant
          The Committee’s charter enables the Committee to retain independent consulting firms to assist in the evaluation of the NEOs’ and other executives officers’ compensation, and provides the Committee with the sole authority to approve the consulting firm’s fees and other retention terms. In the first quarter of fiscal 2008, the Committee retained Radford Surveys and Consulting to provide information concerning the compensation practices of companies within the semiconductor industry of comparable size to the Company.
          Comparable Companies and Benchmarking
          The Committee referred to the 2008 Executive Compensation Competitive Assessment (the “Survey”) prepared by Radford Surveys and Consulting (“Radford”) when the Committee reviewed and approved executive compensation for 2007 and 2008. The Committee intends to update the Survey every three years with the assistance of Radford or another comparable consulting firm. The Committee’s reason for revising the Survey every three years as opposed to every year is because the Committee does not believe that the executive compensation benchmark or the comparable companies (“Peer Group”) are likely to have significant changes every one or two years.
          Radford, upon the approval of the Committee, determined the members of the Peer Group based on comparable revenues and position in the semiconductor industry. The 2008 Peer Group was composed of selected publicly traded companies in the United States in the semiconductor industry with annual revenue ranging from $200 million to $1.5 billion. At the request of the Committee, Radford also provided the executive compensation data of five additional companies that did not fit within the Peer Group criteria of the abovementioned annual revenue range for comparison with the Company’s current executive compensation. These five companies were Texas Instruments Incorporated, Cypress Semiconductor Corporation, Fairchild Semiconductor Incorporated, ON Semiconductor Corporation and STMicroelectronics N.V. Radford, however, did not include these five companies’ executive compensation data in its overall Survey analysis.

               At the time Radford conducted the Survey, the Company only had nine executive officers. The number of executive officers of the Company was expanded to eleven during the second half of 2008. Therefore, the Survey only covers the compensation paid to the following nine executive officers of the Company: the Chief Executive Officer; Chief Financial Officer; Senior Vice President, Finance; Senior Vice President, Operations; Senior Vice President, Sales and Marketing; Vice President, Corporate Administration; Vice President, Product Development, Asia President and Vice President, Asia Sales and Marketing; and Director, Worldwide Analog Business Unit Products, in comparison with those occupying similar positions in the 25 companies in the Peer Group as listed below:

Applied Micro Circuits Corporation	Conexant Systems, Inc.	Cree, Inc.
DSP Group, Inc.	Integrated Device Technology, Inc.	Integrated Silicon Solution, Inc.
International Rectifier Corporation	Intersil Corporation	IXYS Corporation
Lattice Semiconductor Corporation	Linear Technology Corporation	Micrel, Incorporated
Microchip Technology Incorporated	Microsemi Corporation	OmniVision Technologies, Inc.
PMC-Sierra, Inc.	RF Micro Devices, Inc.	Semtech Corporation
Silicon Image, Inc.	Silicon Laboratories Inc.	Silicon Storage Technology, Inc.
Skyworks Solutions, Inc.	Standard Microsystems Corporation	TriQuint Semiconductor, Inc.
Zoran Corporation
               The Survey compares the base salary, target bonus, target total cash, long-term incentive value, and total direct compensation of each of the Company’s nine executive officers to the amounts given for the similar position in the Peer Group. The Survey recognizes that the Company has two senior finance positions that shared the responsibilities of the Chief Financial Officer of the Company; therefore, the Survey discounted both senior finance position compensation comparison data by 15%. Target total cash is defined as the sum of base salary plus target bonus award. Long-term incentive value is defined as the sum of the value of stock option or restricted stock unit grants. Total direct compensation is defined as the sum of target total cash, plus the value of any long-term incentives value.
          The results of the Survey showed that for 2008:
•	Base salary for each of the Company’s nine executive officers is less than the 25th percentile among the Peer Group;
•	Target bonus for each of the Company’s nine executive officers is above the 75th percentile among the Peer Group;
•	Target total cash for each of the Company’s nine executive officers is above the 50th percentile among the Peer Group;
•	Long-term incentive value for each of the Company’s nine executive officers is equal to the 50th percentile among the Peer Group; and
•	Total direct compensation for each of the Company’s nine executive officers is equal to the 50th percentile among the Peer Group.
               The Survey also compared various data among the companies in the Peer Group such as the number of employees, revenues, net income, stock price, total common shares outstanding and market capitalization. The Survey showed that for 2008, among the companies in the Peer Group, the Company notably ranked:
•	In the top quarter for the amount of trailing twelve-month net income; and
•	In the top half for market capitalization.
               The Survey concluded that the Company’s executive compensation is in line with the Company’s executive compensation philosophy. Therefore, the Committee will continue its current executive compensation program with adjustments in subsequent years, if necessary, to reflect changes in the compensation paid by members of the Peer Group.

Elements of Named Executive Officer Compensation
          The Company’s compensation for NEOs consists primarily of base salaries, cash bonuses and equity awards in the form of stock options and restricted stock units (“RSUs”). The following table shows all compensation elements as percentages of total compensation for each NEO for fiscal 2008:

		Base		Equity	Additional
		Salaries	Bonuses	Awards (1)	Benefits	Total
Name	Title	(%)	(%)	(%)	(%)	(%)
Keh-Shew Lu	President and Chief Executive Officer	9.9	22.1	67.1	0.9	100
Carl C. Wertz	Chief Financial Officer, Secretary and Treasurer	27.1	27.1	41.3	4.5	100
Joseph Liu	Senior Vice President, Operations	24.4	30.5	42.7	2.4	100
Mark A. King	Senior Vice President, Sales and Marketing	23.4	30.6	42.7	3.4	100
Richard D. White	Senior Vice President, Finance	24.7	38.5	32.7	4.1	100

(1)
These percentages reflect portions of NEOs’ total compensation determined by the Company for accounting purposes for these equity awards and do not reflect whether each NEO has actually realized a financial benefit from these equity awards. The value of the equity awards is calculated in accordance with the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). Pursuant to SEC rules, the percentages shown above as equity award portions of NEO’s total compensation exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for RSUs and restricted stock awards (“RSAs”) are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date and then dividing by the vesting period. Amounts reported for stock options are determined using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

How and Why Executive Compensation Decisions Were Made
          For fiscal 2008, the major factors that influenced the Committee’s executive compensation decisions for NEOs were:
•
The Company’s 2008 financial performance, including, but not limited to, the following items: serviceable area market (SAM) industry growth; fiscal 2008 revenue and net income versus fiscal 2007 revenue and net income; and profit fall-through; and

•	Executive retention.
          Both factors will also be major considerations in the Committee’s executive compensation decisions for NEOs for fiscal 2009. Due to the ongoing economic downturn worldwide, it is difficult to determine the likelihood that the NEOs will meet the Committee’s performance expectations for fiscal 2009.
          Base Salaries
          In line with the Committee’s compensation philosophy, executive officers receive a relatively small portion of their total compensation in the form of base salaries. Generally, the executive officers’ base salaries are below the median (or the 50th percentile) base salaries paid to officers with comparable duties by similar size companies in the semiconductor industry.
          The Committee may increase or decrease executive officers’ base salaries by considering each executive officer’s scope of responsibility, level of experience, individual performance, past and potential contribution to the Company’s business as well as the Company’s performance and the current year’s change in the cost of living. To ensure that the base salaries are adequate, the Committee also periodically reviews independent surveys of executive compensation, such as Radford Surveys and Consulting’s 2008 Executive Compensation Competitive Assessment, and compares the executive officers’ base salaries to amounts paid by comparable companies to executives with similar duties in the semiconductor industry. In addition, the Committee discusses and takes into consideration the recommendation of the Chief Executive Officer regarding each executive officer’s base salary other than the Chief Executive Officer’s own base salary.
          For 2007 and 2008, the changes in the NEOs’ base salaries are summarized as follows:

Name	Fiscal 2007 Salary	Fiscal 2008 Salary	Percent Change

Keh-Shew Lu	$326,000	$343,000	5.2%
Carl C. Wertz	$165,000	$170,000	3.0%
Joseph Liu	$237,000	$248,000	4.6%
Mark A. King	$204,000	$215,000	5.3%
Richard D. White	$160,000	$170,000	6.2%

          Other executive officers that are not NEOs and were with the Company during fiscal 2007 each received an average fiscal 2008 base salary increase of 4.5%, which primarily represents an inflation adjustment.
          Bonuses
          The method of determining the Executive Bonus Pool is established by the Committee at the beginning of each fiscal year. The allocation of that Executive Bonus Pool among the executive officers is determined by the Committee at the end of each fiscal year. No bonus is paid out of the Executive Bonus Pool if the Company’s actual performance in revenue and net income growth, as determined under the Executive Bonus Pool calculation, is not at least 80% of the prior year.
          The aggregate amount of the Executive Bonus Pool for 2008 was based upon the amount by which (i) the Company’s revenue growth exceeded that of the Company’s SAM (with the market for discrete products weighted 80% and the market for analog products weighted 20%), and (ii) the Company’s net income exceeded that of the prior year indexed to the industry revenue growth.
          At the end of 2008, the Committee allocated the Executive Bonus Pool among the executive officers based on the workload and areas of responsibilities of each executive officer during 2008 and the Committee’s assessment of the contributions made by each officer to the achievement of the Company’s performance, all as more completely described below for each NEO. For 2008, Executive Bonus Pool was $3,066,213, of which the Committee awarded $2,545,892 to executive officers, including $1,789,343 to the NEOs.

          The following table shows each NEO’s share of the Executive Bonus Pool for 2007 and 2008 and the percentage change in such bonuses from 2007 to 2008:

Name	Fiscal 2007 Bonus	Fiscal 2008 Bonus	Percent Change

Keh-Shew Lu	$953,892	$763,114	-20%
Carl C. Wertz	$251,024	$170,000	-32%
Joseph Liu	$431,762	$310,000	-28%
Mark A. King	$351,434	$281,147	-20%
Richard D. White	$331,352	$265,082	-20%

	$2,319,464	$1,789,343	-23%

          Dr. Lu received a 2008 bonus of $763,114, which is 20% lower than his previous year’s bonus. The Committee determined Dr. Lu’s 2008 bonus after considering the following factors: the Company’s 2008 performance and objectives; Dr. Lu’s individual performance; the allocation between the cash and non-cash components of his executive compensation; internal pay equity among executive officers; and the Survey. Under Dr. Lu’s leadership and management, the Company’s 2008 revenue grew nearly 8% to $433 million, compared to $401 million in year 2007. Notably, under Dr. Lu’s leadership, the Company completed the acquisition of Zetex plc, a semiconductor company based in Oldham, United Kingdom, just prior to the severe economic recession that has been affecting the economy worldwide. While the economic downturn occurred sharply and rapidly during the second half of 2008, Dr. Lu was able to take several decisive actions to reduce cost, maintain cash, and position the Company for future growth once the worldwide economic situation improves. Dr. Lu also quickly led the Company management to approve a practical workforce reduction plan in response to the economic downturn. Dr. Lu directed the Company to enter into a settlement with UBS AG and its affiliates to provide liquidity for the Company’s $320.7 million auction rate securities portfolio and subsequently completed a discounted repurchase of $56.1 million of the Company’s $230 million 2.25% Convertible Senior Notes. Despite these abovementioned accomplishments, Dr. Lu requested that the Committee substantially lower his and Company executive officers’ 2008 bonuses for the benefit of the Company and its stockholders. The Committee, therefore, determined that a 20% decrease in his 2008 bonus, compared to his 2007 bonus, would be an appropriate response to his request.
          Mr. Wertz received a 2008 bonus of $170,000, which is 32% lower than his previous year’s bonus. The Committee’s decision to decrease Mr. Wertz’s 2008 bonus and the percentage of the decrease in Mr. Wertz’s 2008 bonus were mainly due to the request of Dr. Lu to substantially lower the Company executive officers’ 2008 bonuses for the benefit of the Company and its stockholders as a response to the recent severe economic downturn worldwide, and also the continued shift of a portion of Mr. Wertz’s day-to-day management and operational responsibilities from Mr. Wertz to Mr. White, the Company’s Senior Vice President, Finance.
          Mr. White received a 2008 bonus of $265,082, which is 20% lower than his previous year’s bonus. The Committee’s decision to decrease Mr. White’s 2008 bonus and the percentage of the decrease in Mr. White’s 2008 bonus were mainly due to the request of Dr. Lu to substantially lower the Company executive officers’ 2008 bonuses in response to the recent severe economic downturn worldwide, offset in part by the Committee’s recognition that Mr. White had assumed a portion of Mr. Wertz’s day-to-day management and operational responsibilities.
          Mr. King received a 2008 bonus of $281,147, which is 20% lower than his previous year’s bonus. The Committee’s decision to decrease Mr. King’s 2008 bonus and the percentage of the decrease in Mr. King’s 2008 bonus were mainly due to the request of Dr. Lu to substantially lower the Company executive officers’ 2008 bonuses in response to the recent severe economic downturn worldwide.
          Mr. Liu received a 2008 bonus of $310,000, which is 28% lower than his previous year’s bonus. The Committee’s decision to decrease Mr. Liu’s 2008 bonus and the percentage of the decrease in Mr. Liu’s 2008 bonus were mainly due to the request of Dr. Lu to substantially lower the Company executive officers’ 2008 bonuses in response to the recent severe economic downturn worldwide and the continued shift of Mr. Liu’s responsibilities, in the area of semiconductor product assembly and product package manufacturing and testing, to other executive officers in the Company.
          Fiscal 2009 Executive Bonus Pool
          At the beginning of 2009, the Committee decided to use the same formula used in 2008 for determining the Executive Bonus Pool. At the end of 2009, the Committee will allocate the Executive Bonus Pool among the executive officers based on the workload and areas of responsibilities of each executive officer during 2009, and the Committee’s assessment of the contributions made by each executive officer to the achievement of the Company’s performance.

          Equity Awards
          Under the Company’s 2001 Incentive Plan, the Company may grant any type of equity award whose value is derived from the value of the Common Stock of the Company, including shares of Common Stock, stock options, stock appreciation rights and RSUs.
          The exercise price of stock options granted to date has been no less than the 100% of fair market value of the Common Stock as of the date of grant. To encourage retention, the ability to exercise stock options is subject to vesting restrictions. The Committee’s policy is to award stock options and RSUs annually, which generally vest in four equal annual installments on the first four anniversary dates of the date of grant, and are in recognition of each executive officer’s current and potential contributions to the Company. Decisions made by the Committee regarding the timing and size of subsequent awards take into consideration the Company’s and the individual’s performance, allocation between cash and non-cash components of the executive compensation, and the size and term of awards made in the prior year.
          The following table shows the number of shares subject to stock options granted in 2008 to each NEO, compared with the number of shares subject to stock options granted in 2007, and the percentage change in such shares between 2007 and 2008:

Name	2007	2008	Percent Change

Keh-Shew Lu	111,000	111,000	-
Carl C. Wertz	15,000	12,000	-20.0%
Joseph Liu	28,500	26,000	-8.8%
Mark A. King	25,500	25,000	-2.0%
Richard D. White	15,000	15,000	-

          The following table shows the number of shares subject to RSUs granted in 2008 to each NEO, compared with the number of shares subject to RSUs granted in 2007, and the percentage change between 2007 and 2008:

Name	2007	2008	Percent Change

Keh-Shew Lu	-	-	-
Carl C. Wertz	3,750	3,000	-20.0%
Joseph Liu	5,250	5,000	-4.8%
Mark A. King	4,500	4,500	-
Richard D. White	3,750	3,800	1.3%

          In 2008, Dr. Lu received a stock option grant for 111,000 shares (the SFAS 123(R) value equals $1,854,093 and is amortized over a four-year period) for his significant contribution to the continued growth of the Company. The Committee determined Dr. Lu’s fiscal 2008 equity award after reviewing his performance, the Company’s performance, the size and term of stock options and RSUs granted in 2007 and the Company’s stock performance. Notably, the Committee commended Dr. Lu for his leadership in the acquisition of Zetex plc and the swift completion of the acquisition process.
          Similarly, the Committee determined all other NEO equity awards after reviewing each NEO’s personal performance, the Company’s performance, the Company’s stock performance, and the size and term of the stock options and RSUs awarded to each NEO in 2007. The Committee believes that all NEOs have made contributions in each area of his responsibilities during fiscal 2008, under Dr. Lu’s leadership, to continue the profitability and the growth of the Company for its stockholders.
          As stated in the previous section on “Bonuses,” Mr. Wertz’s compensation decreased as a result of the continued shift of a portion of his responsibilities to other Company employees, particularly to Mr. White, the Company’s Senior Vice President, Finance. The Committee, therefore, decreased both the number of stock options and RSUs granted in 2008 to Mr. Wertz by 20%, compared to his previous year’s grants.
          As discussed in the previous section on “Bonuses,” the Committee acknowledged that Mr. White had assumed a portion of Mr. Wertz’s day-to-day management and operational responsibilities, therefore, the Committee granted the same number of stock options and approved a minor increase in the number of RSUs to Mr. White as compared to 2007 after assessing the Company’s performance, Mr. White’s performance in fiscal 2008, his workload in his areas of responsibilities and the allocation between the cash and non-cash components of his compensation.
          As discussed in the previous section on “Bonuses,” the Committee recognized that some of Mr. King’s management and operational responsibilities were shifted to other managers in the Company in 2007 and 2008; therefore, the Committee decreased Mr. King’s 2008 stock options by 2% while granting him the same number of RSUs in 2008, compared to his RSU grants in 2007, after assessing the Company’s performance, Mr. King’s performance in fiscal 2008, his workload in his areas of responsibilities and the allocation between the cash and non-cash components of his compensation.
          As discussed in the previous section on “Bonuses,” the Committee recognized the continued shift of Mr. Liu’s management and operational responsibilities, particularly in the area of semiconductor product assembly and product package manufacturing and testing, to other managers in the Company; therefore, the Committee decreased Mr. Liu’s 2008 stock options and RSUs by 8.8% and 4.8%, respectively, after assessing the Company’s performance, Mr. Liu’s performance in fiscal 2008, his workload in his areas of responsibilities and the allocation between the cash and non-cash components of his compensation.

          Additional Benefits and Perquisites
          Pursuant to their employment agreements, NEOs and certain other executive officers are entitled to reimbursement for all reasonable and documented business expenses and paid vacation in accordance with the Company’s policies. NEOs are also provided additional executive benefits and perquisites. The Committee periodically reviews NEO benefits and perquisites to ensure these remain competitive and supportable to stockholders. For fiscal 2008, we provided the following benefits and perquisites to the NEOs:

Executive Benefits	Description		Who Qualifies

Automobile Usage Expense	•	Automobile allowance of $1,300 per month for the President and Chief Executive Officer.	All NEOs

	•	Automobile allowance of $1,000 per month for all other NEOs.

Health Insurance	•	Corporate group insurance.	All NEOs

	•	From January to April 2008, Mr. Joseph Liu also participated in the Company’s Taiwan health insurance plan.

Dental Insurance	•	Corporate group insurance.	All NEOs

Vision Insurance	•	Corporate group insurance.	All NEOs

Employee Assistance Program	•	Corporate employee assistance program.	All NEOs

Retirement Plans	•	The 401(k) Plan matching contributions of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll (subject to IRS regulations).	All NEOs

	•	Discretionary 401(k) contribution, the amount of which is to be determined each year. For 2008, no discretionary 401(k) contributions were made.

	•	From January to April 2008, Mr. Joseph Liu also participated in the Company’s Taiwan pension plan.

Deferred Compensation Plan	•	Defer receipt of a portion of salary, cash bonus, equity or other specified compensation.	All NEOs

	•	Discretionary contribution made by the Company. For 2008, no discretionary contributions were made.

Life Insurance	•	Corporate group life insurance in the amount of $700,000.	All NEOs

Accidental Death and Dismemberment	•	Insured in the amount of $700,000.	All NEOs

Business Travel Accident Insurance	•	Tiered benefit with executive officers receiving $1,000,000 accidental death and dismemberment.	All NEOs

	•	$500,000 permanent total disability and $500 per week for accident total disability for covered injury resulting from a covered accident worldwide while on a business trip.

Short-Term Disability Insurance	•	Corporate group short-term disability: after elimination period of 30 days, 60% of weekly earnings are paid to a maximum of $1,250 per week.	All NEOs

Long Term Disability Insurance	•	After elimination period of 180 days, 66 2/3% of basic monthly earnings to a maximum of $15,000 per month.	All NEOs

Foreign Labor Insurance and Foreign Voluntary Workers Compensation	•	Combination of local “in-country” and excess or difference in conditions policies providing lost wages and medical expense due to injury while sustained on company business.	Mr. Joseph Liu

	•	Benefits based on statutory requirement of country of origin.

Health Club Membership	•	Corporate discount rate applied.	All NEOs

          Our analysis of the NEOs’ additional benefits and perquisites for fiscal 2008 indicates that these account for a nominal amount of the NEOs’ total compensation package and are consistent with the Committee’s philosophy to provide a competitive compensation package.
          Post-Termination and Change in Control Payments
          Messrs. Lu, Wertz, Liu and King have current employment agreements entered into with the Company on August 29, 2005. In the event employment is terminated by the Company without “cause” (as defined), the executive either may (a) commence a one-year paid leave of absence, or (b) forego such leave of absence and the benefits associated therewith. If the executive chooses to commence the leave of absence, the executive will, during that one year, continue as a full-time employee, entitled to receive all the benefits provided under the employment agreement. At the end of the leave of absence, the executive will continue to receive his base salary for one year, and all share-based compensation previously granted will continue to vest. The executives are subject to non-competition and non-solicitation provisions during the leave of absence and for one year after the end of the leave of absence. Upon a change in control, all share-based compensation granted to the executive shall vest immediately and be exercisable for the full term thereof. If the executive chooses to forego such leave of absence, the vesting of any options or restricted stock awards awarded to the executive and his ability to exercise them, upon termination will be governed by the terms of the 2001 Incentive Plan and his stock option agreements. As no other officers have employment agreements with the Company, upon termination or a change in control, the vesting of their stock options and ability to exercise such options will be governed by the terms of the 2001 Incentive Plan and their stock option agreements. The 2001 Incentive Plan generally provides, that upon a change in control, all stock awards then outstanding shall vest immediately. For a further description of these arrangements, see “Potential Payments Upon Termination or Change in Control.”
          The Committee has not provided for a lump sum payment upon termination of the executives, as the Committee believes that by providing the executives with an option to commence a one-year leave of absence upon termination, the Company has the ability to work with the executive to transition his duties and responsibilities in a productive manner. The Committee believes that these post-termination and change in control arrangements are an important part of overall compensation for our NEOs because they help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control.

Tax and Accounting Implications
          Deductibility of Compensation
          Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRCode”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to a certain executive officer to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company. The stockholders of the Company have approved each of the Company’s incentive plans for the purpose of qualifying those plans under Section 162(m). To qualify for deductibility under Section 162(m), the performance goals must be established no later than 90 days from the beginning of the performance period.
          Because the Committee retained discretion in the allocation of the Executive Bonus Pool in 2008, a portion of the executive bonuses in 2008 was not “performance-based.” In order to maintain flexibility in compensating NEOs and other executive officers in a manner designed to promote the Company’s goals, the Committee reserves the right to award future compensation that may not comply with Section 162(m) if it concludes that this is in the Company’s best interests.
          Non-qualified Deferred Compensation
          On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. Under the employment agreements for Messrs. Lu, Wertz, Liu and King, in the event employment is terminated by the Company, the executive may commence a one-year paid leave of absence. During the leave of absence, the executive’s options remain exercisable. At the end of the leave of absence, all share-based compensation previously granted shall continue to vest and shall remain exercisable for the full term thereof. The final rules on Section 409A of the IRCode were issued on April 10, 2007 and became effective on January 1, 2009. A more detailed discussion of the Company’s non-qualified deferred compensation arrangements is provided under the heading “Non-qualified Deferred Compensation.”
          Accounting for Share-Based Compensation
          Beginning on January 1, 2007, the Company began accounting for share-based compensation in accordance with the requirements of SFAS 123(R).
Conclusion
          The Committee believes that the Company’s compensation program supports the Committee’s compensation objective to promote the continued profitability and growth of the Company for its stockholders. The Committee’s compensation philosophy to attract, retain and motivate executives is critical to the Company’s long-term growth and profitability.
          The Committee believes that for fiscal 2008, the total compensation for each of the NEOs is competitive compared with the total compensation for NEOs with comparable duties at other similar size companies in the semiconductor industry.

COMPENSATION COMMITTEE REPORT
          The Report of the Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
          The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dated: April 1, 2009	THE COMPENSATION COMMITTEE

Raymond Soong, Chairman
L.P. Hsu
Shing Mao

SUMMARY COMPENSATION TABLE
          The table below summarizes the total compensation paid or earned by each NEO for the fiscal year ended December 31, 2008. The NEOs are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount in column (h)).

						Non- Equity	Change in
						Incentive	Pension Value
						Plan	and Non-quali-
				Stock	Option	Compen-	fied Deferred	All Other
Name and Principal			Bonus ($)	Awards ($)	Awards ($)	sation	Compensation	Compensation	Total
Position	Year	Salary ($)	(3)	(1)	(1)	($) (3)	Earnings ($)	($) (4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Keh-Shew Lu	2008	343,000	763,114	1,167,750	1,154,787	-	-	30,285	3,458,936
President and Chief	2007	326,000	953,892	1,167,750	887,042	-	-	43,230	3,377,913
Financial Officer	2006	315,000	-	1,167,750	495,678	827,000	-	44,832	2,850,260

Carl C. Wertz	2008	170,000	170,000	60,389	198,976	-	-	28,011	627,376
Chief Financial	2007	165,000	251,024	38,528	217,866	-	-	40,975	713,394
Officer, Secretary and Treasurer	2006	164,000	-	15,652	204,692	283,000	-	39,799	707,143

Joseph Liu	2008	248,000	310,000	86,136	347,953	-	-	24,712	1,016,801
Senior Vice	2007	237,000	431,762	52,270	349,644	-	-	39,142	1,109,819
President, Operations (2)	2006	229,000	-	20,869	320,008	416,000	-	42,371	1,028,247

Mark A. King	2008	215,000	281,147	75,301	317,350	-	-	31,385	920,183
Senior Vice	2007	204,000	351,434	45,399	311,509	-	-	43,837	956,180
President, Sales and Marketing	2006	197,000	-	18,260	278,122	387,000	-	46,162	926,544

Richard D. White	2008	170,000	265,082	69,838	155,774	-	-	28,405	689,099
Senior Vice	2007	160,000	331,352	44,716	95,725	-	-	41,241	673,035
President, Finance	2006	75,000	-	15,615	31,406	140,000	-	29,579	291,600

(1)
These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each NEO has actually realized a financial benefit from the awards. The value of the equity awards in columns (e) and (f) is calculated in accordance with the amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for RSUs and RSAs are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date and then dividing by the vesting period. Amounts reported for stock options are determined using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

(Footnotes continued on following page)

(Footnotes continued from previous page)
          The following table details the amounts in column (e) and (f) and represents the SFAS 123(R) expense in 2008 for each of the equity awards:

										Total
					Total Stock	2008 Stock	2007 Stock	2006 Stock	2005 Stock	Option
	2008 RSUs	2007 RSUs	2006 RSUs	2005 RSAs	Awards	Options	Options	Options	Options	Awards
Name	($)	($)	($)	($)	($)(e)	($)	($)	($)	($)	($)(f)
Keh-Shew Lu	-	-	-	1,167,750	1,167,750	270,389	417,531	394,144	72,724	1,154,787
Carl C. Wertz	12,228	23,119	25,043	-	60,389	29,231	56,423	60,060	53,261	198,976
Joseph Liu	20,380	32,366	33,390	-	86,136	63,334	107,204	100,100	77,315	347,953
Mark A. King	18,342	27,743	29,216	-	75,301	60,898	95,919	90,090	70,442	317,350
Richard D. White	15,489	23,119	31,230	-	69,838	36,539	56,423	62,812	-	155,774

All equity awards granted since May, 2006 vest in four equal annual installments. Prior awards vest in three equal annual installments.

(2)
Mr. Joseph Liu’s salary includes a payment of $5,080 payable in New Taiwan Dollars (“NT$”) (approximately NT$166,726), which, for the purpose of this table, was converted into US Dollars (“US$”) based on the currency exchange rate of NT$ 32.82 to US$ 1 on January 1, 2009.

(3)
Amounts earned based on the Company’s executive bonus plan. In 2007 and 2008, the Compensation Committee allocated the Executive Bonus Pool based on the Compensation Committee’s subjective assessment of the contribution made by each officer of the Company to the achievement of the Company’s performance. In 2006, the Executive Bonus Pool was based on such assessment as well as in accordance with the executive bonus plan.

(4)
Certain of the Company’s executive officers receive personal benefits in addition to salary, cash bonuses and share-based compensation, consisting of automobile allowance, life insurance payable at the direction of the employee, short-term and long-term disability insurance, business travel accident insurance, foreign labor insurance, foreign voluntary workers compensation, contributions under the Company’s retirement plans, group health insurance, dental insurance, vision insurance, employee assistance program, deferred compensation plan, and health club membership discount. The amount shown in column (i) for “All Other Compensation” includes benefits summarized in the following table for each NEO:

		Auto	Health	Retirement	Life & Disability
Name	Year	Allowance ($)	Insurance ($)	Plans ($)	Insurance ($)	Total ($)
Keh-Shew Lu	2008	15,600	4,666	6,900	3,118	30,285
	2007	15,600	4,261	20,250	3,118	43,230
	2006	15,600	4,212	22,000	3,020	44,832
Carl C. Wertz	2008	12,000	6,368	6,900	2,744	28,011
	2007	12,000	6,034	20,250	2,691	40,975
	2006	11,600	3,611	22,000	2,588	39,799
Joseph Liu	2008	10,130	5,278	6,900	2,404	24,712
	2007	10,130	5,105	21,171	2,737	39,142
	2006	10,130	6,485	22,928	2,828	42,371
Mark A. King	2008	12,000	9,490	6,900	2,995	31,385
	2007	12,000	8,817	20,250	2,770	43,837
	2006	11,600	9,890	22,000	2,672	46,162
Richard D. White	2008	12,000	6,762	6,900	2,744	28,405
	2007	12,000	6,285	20,250	2,706	41,241
	2006	5,750	3,156	18,219	2,454	29,579

GRANTS OF PLAN-BASED AWARDS
          The following table sets forth certain information with respect to grants of awards to the NEOs under our non-equity and equity incentive plans during 2008.

								All Other	All Other
								Stock	Option
		Estimated Future Payouts Under			Estimated Future Payouts			Awards:	Awards:		Grant Date
		Non-Equity Incentive			Under Equity Incentive Plan			Number of	Number of	Exercise or	Fair Value of
		Plan Awards			Awards			Shares of	Securities	Base Price of	Stock and
				Maxi-			Maxi-	Stock or	Underlying	Options	Options
		Threshold	Target	mum	Threshold	Target	mum	Units	Options	Awards	Awards
Name	Grant Date	($)	($) (1)	($)	(#)	(#)	(#)	(#) (3)	(#) (3)	($/Sh)	($) (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Keh-Shew Lu	-	-	610,491	-	-	-	-	-	-	-	-
	5/29/2008	-	-	-	-	-	-	-	111,000	27.95	1,854,093

Carl C. Wertz	-	-	136,000	-	-	-	-	-	-	-	-
	5/29/2008	-	-	-	-	-	-	-	12,000	27.95	200,443
	5/29/2008	-	-	-	-	-	-	3,000	-	-	83,850

Joseph Liu	-	-	248,000	-	-	-	-	-	-	-	-
	5/29/2008	-	-	-	-	-	-	-	26,000	27.95	434,292
	5/29/2008	-	-	-	-	-	-	5,000	-	-	139,750

Mark A. King	-	-	224,918	-	-	-	-	-	-	-	-
	5/29/2008	-	-	-	-	-	-	-	25,000	27.95	417,589
	5/29/2008	-	-	-	-	-	-	4,500	-	-	125,775

Richard D. White	-	-	212,066	-	-	-	-	-	-	-	-
	5/29/2008	-	-	-	-	-	-	-	15,000	27.95	250,553
	5/29/2008	-	-	-	-	-	-	3,800	-	-	106,210

(1)
Amounts shown in column (d) were made under the executive bonus plan. Amounts shown are 80% of the 2008 bonus amount. Under the executive bonus plan, no bonus is paid if the Company does not achieve 80% of the bonus formula.

(2)
These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each NEO has actually realized a financial benefit from the awards. Grant date fair value of RSAs, RSUs and stock options is calculated in accordance with the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Grant date fair value reported for RSUs and RSAs is calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date and then dividing by the vesting period. Amounts reported for stock options are determined using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

(3)	Awards shown in columns (i) and (j) were made under the 2001 Incentive Plan.

Narrative to Summary Compensation Table and Plan-Based Awards Table
          Employment Agreements
          On August 29, 2005, the Company entered into employment agreements with Messrs. Lu, Liu, King and Wertz, pursuant to which they are entitled to (i) receive an annual base salary (subject to increase from time to time in the discretion of the Board) of $343,000, $248,000, $215,000, and $170,000, respectively, as adjusted for 2008, (ii) participate in any executive bonus plan, (iii) receive reimbursement for all reasonable and documented business expenses, (iv) paid vacation in accordance with the vacation policy for employees generally, (v) participate in all plans provided to employees in general, (vi) receive a life insurance policy in the amount in effect on the date of the agreement, and (vii) receive a disability policy in the maximum insurable amount. Employment is “at will” and may be terminated by either the Company or the employee at any time. The employee is prohibited from disclosing the Company’s trade secrets, engaging in any “competitive activity” (as defined) or soliciting our current or, in some cases, former employees or independent contractors, during his employment and for the two years following the beginning of the leave of absence described below under “Potential Payments Upon Termination or Change in Control” if his employment is terminated without “cause” (as defined), and acknowledges that all tangible items related to the Company are its exclusive property. The employment agreements also provide for payments upon termination and change in control, as described further under “Potential Payments Upon Termination or Change in Control.”
          Employee Benefit Plans
          Executive Bonus Plan
          For a description of the Company’s executive bonus plan, including the amount granted to NEOs in 2008 and 2007, and the methods for determining the Executive Bonus Pool and allocating that pool among the executive officers, see “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses.”
          1993 ISO Plan
          The 1993 ISO Plan provides for the grant of incentive stock options within the meaning of Section 422 of the IRCode, to purchase up to 5,062,500 shares of the Company’s Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value of the shares on the date of grant and expires ten years from the date of grant. As of the Record Date, 5,011,093 shares had been issued on the exercise of options granted, and 302,010 shares were subject to options outstanding, under the 1993 ISO Plan. The 1993 ISO Plan expired on May 10, 2003, and, therefore, no additional options can be granted under this plan.
          1993 NQO Plan
          The 1993 NQO Plan provides for the grant of options that do not qualify as incentive stock options under Section 422 of the IRCode to purchase up to 5,062,500 shares of the Company’s Common Stock. Options granted under the 1993 NQO Plan may be exercised by the optionee during his or her lifetime or after his or her death by those who have inherited by will or intestacy. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. An option granted under the 1993 NQO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 4,425,864 shares had been issued on the exercise of options granted, and 284,063 shares were subject to options outstanding, under the 1993 NQO Plan. The 1993 NQO Plan expired on May 10, 2003, and, therefore, no additional options can be granted under this plan.

          2001 Omnibus Equity Incentive Plan
          For a description of the 2001 Incentive Plan, see “PROPOSAL TWO - AMENDMENT OF 2001 OMNIBUS EQUITY INCENTIVE PLAN.”
          The 1993 ISO Plan, the 1993 NQO Plan and the 2001 Incentive Plan were clarified and amended on September 22, 2006 by the Board to provide that, in the event of a change in the capital stock of the Company (such as a stock dividend, stock split, re-capitalization, merger, consolidation, split-up, combination, exchange of stock or other form of reorganization), such proportionate adjustment will be made to each award under any such plan as may be necessary or appropriate, as determined by the Compensation Committee, to reflect that change in the capital stock.
          1969 Incentive Bonus Plan
          The Company’s 1969 Incentive Bonus Plan provides that the Board may fix a dollar value to an employee bonus and determine to pay such bonus in the form of shares of the Common Stock of the Company. The number of shares to be awarded to the employee is determined by dividing the dollar amount of the bonus by the fair market value of one share of Common Stock. The fair market value of one share of Common Stock shall be determined by the Board and shall be equal to the closing price of one share of Common Stock on the trading day the award is granted by the Board. The Board may also elect to grant a number of shares of Common Stock to the employee. As a condition to receive any bonus payment approved by the Board, the employee must remain in full time employment of the Company through the date of the bonus payment. As of the Record Date, 879,750 shares of Common Stock had been issued, and 132,750 shares of Common Stock were available for issuance, under the 1969 Incentive Bonus Plan.
          401(k) Plan and other Retirement Plans
          The Company maintains the 401(k) Plan for the benefit of qualified employees at our U.S. locations. Employees who participate in the 401(k) Plan may elect to make salary deferral contributions to the 401(k) Plan up to 100% of the employees’ eligible payroll subject to annual IRCode maximum limitations. We make a matching contribution of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll. In addition, we may make a discretionary contribution to the entire qualified employee pool, in accordance with the 401(k) Plan.
          As stipulated by the rules and regulations of the People’s Republic of China, we maintain a retirement plan with the local municipal government for the employees in China. We are required to make contributions to the retirement plan at a rate of 22.5% of the employee’s eligible payroll. Pursuant to the Taiwan Labor Standard Law and Factory Law, we maintain a retirement plan for the employees in Taiwan. We make contributions at a rate of 6% of the employee’s eligible payroll.
          Defined Benefit Plan
          In connection with the acquisition of Zetex plc, the Company has adopted a contributory defined benefit plan that covers certain employees in the United Kingdom and Germany. The defined benefit plan is closed to new entrants and frozen with respect to future benefit accruals. The retirement benefit is based on the final average compensation and service of each eligible employee.
          The Company did not make contributions to the defined benefit plan during fiscal 2008. The Company adopted a payment plan that Zetex had in place with the trustees of the defined benefit plan in which the Company will pay approximately £1.0 million GBP (approximately $1.6 million based on a USD:GBP exchange rate of 1.6:1) in the month of March of every calendar year from 2009 through 2012.
          Salary and Bonus in Proportion to Total Compensation
          As discussed under “Compensation Discussion and Analysis,” executive officers receive a relatively smaller portion of their total compensation package as base salary, in line with the Compensation Committee’s philosophy to attract, retain and motivate executive officers critical to the Company’s long-term growth and profitability primarily through bonus programs and equity incentive plans. See “Compensation Discussion and Analysis” for the breakdown between fixed pay through the executive officers’ base salaries and variable performance-based pay for fiscal 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table sets forth certain information regarding equity-based awards held by each of the NEOs as of December 31, 2008.

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
										Awards:	Market or
				Equity						Number	Payout
				Incentive						of	Value of
				Plan					Market	Unearned	Unearned
				Awards:					Value of	Shares,	Shares,
	Number of	Number of		Number of					Shares or	Units or	Units of
	Securities	Securities		Securities					Units of	Other	Other
	Underlying	Underlying		Underlying			Number of		Stock	Rights	Rights
	Unexercised	Unexercised		Unexercised	Option		Shares or Units		That Have	That Have	That Have
	Options	Options		Unearned	Exercise	Option	of Stock That		Not	Not	Not
	(#)	(#) (1)		Options	Price	Expiration	Have Not Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#) (1)		($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Keh-Shew Lu	43,875	-		-	8.1422	07/14/2014	202,500	(5)	1,227,150	-	-
	118,125	-		-	11.5333	04/14/2015	-		-	-	-
	59,062	59,063	(2)	-	22.2600	05/22/2016	-		-	-	-
	27,750	83,250	(3)	-	24.6600	05/31/2017	-		-	-	-
	-	111,000	(4)	-	27.9500	05/29/2018	-		-	-	-

Carl C. Wertz	12,042	-		-	7.0864	06/12/2010	2,250	(2)	48,862	-	-
	30,376	-		-	8.1422	07/14/2014	2,813	(3)	-	-	-
	34,875	-		-	15.5422	07/12/2015	3,000	(4)	-	-	-
	9,000	9,000	(2)	-	22.2600	05/22/2016	-		-	-	-
	3,750	11,250	(3)	-	24.6600	05/31/2017	-		-	-	-
	-	12,000	(4)	-	27.9500	05/29/2018	-		-	-	-

Joseph Liu	60,750	-		-	7.0864	06/12/2010	3,000	(2)	72,344	-	-
	40,500	-		-	2.4652	07/30/2011	3,938	(3)	-	-	-
	50,625	-		-	2.5274	06/28/2012	5,000	(4)	-	-	-
	50,625	-		-	5.7955	08/01/2013	-		-	-	-
	50,625	-		-	8.1422	07/14/2014	-		-	-	-
	50,626	-		-	15.5422	07/12/2015	-		-	-	-
	15,000	15,000	(2)	-	22.2600	05/22/2016	-		-	-	-
	7,125	21,375	(3)	-	24.6600	05/31/2017	-		-	-	-
	-	26,000	(4)	-	27.9500	05/29/2018	-		-	-	-

Mark A. King	60,750	-		-	7.0864	06/12/2010	2,625	(2)	63,630	-	-
	40,500	-		-	5.7955	08/01/2013	3,375	(3)	-	-	-
	40,500	-		-	8.1422	07/14/2014	4,500	(4)	-	-	-
	46,125	-		-	15.5422	07/12/2015	-		-	-	-
	13,500	13,500	(2)	-	22.2600	05/22/2016	-		-	-	-
	6,375	19,125	(3)	-	24.6600	05/31/2017	-		-	-	-
	-	25,000	(4)	-	27.9500	05/29/2018	-		-	-	-

Richard D. White	7,500	7,500	(2)	-	27.7600	07/03/2016	2,250	(2)	30,682	-	-
	3,750	11,250	(3)	-	24.6600	05/31/2017	2,813	(3)	-	-	-
	-	15,000	(4)	-	27.9500	05/29/2018	3,800	(4)	-	-	-

(Footnotes continued on following page)

(Footnotes continued from previous page)

(1)
Equity awards granted prior to May 22, 2006 vest in three equal annual installments on the first three anniversary dates of the date of grant. Equity awards granted on or after May 22, 2006 vest in four equal annual installments on the first four anniversary dates of the date of grant.

(2)	Awards vest in four equal annual installments beginning May 22, 2007.

(3)	Awards vest in four equal annual installments beginning May 31, 2008.

(4)	Awards vest in four equal annual installments beginning May 29, 2009.

(5)	Awards vest in two equal installments on April 14, 2008 and April 15, 2009.

OPTION EXERCISES AND STOCK VESTED
          The following table sets forth certain information regarding exercises of options and vesting of RSUs and RSAs held by NEOs during the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of Shares
	Acquired on		Number of Shares
	Exercise	Value Realized on	Acquired on Vesting	Value Realized on
Name	(#)	Exercise ($)	(#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)
Carl C. Wertz	-	-	2,062	57,187
Joseph Liu	-	-	2,812	78,018
Mark A. King	-	-	2,438	67,630
Richard D. White	-	-	2,062	54,802

          Value realized on exercise (or vesting) is calculated by (i) multiplying the number of shares acquired on exercise (or vesting) by (ii) the difference between the closing price on the exercise (or vesting) date and the exercise price, if any, and does not reflect an actual sales price. The actual value realized depends upon the number of shares actually sold by the NEO, if any.
EQUITY COMPENSATION PLAN INFORMATION
          The following table sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of December 31, 2008.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	4,677,848 (1)	$11.60 (2)	1,929,303 (3)

Equity Compensation Plans Not Approved by Security Holders	0	N/A	0

Total	4,677,848	$11.60	1,929,303

(1)	Shares issuable pursuant to outstanding options and awards under the 1993 NQO Plan, the 1993 ISO Plan, and the 2001 Incentive Plan as of December 31, 2008.

(2)	Weighted average exercise price based on 3,852,574 stock options outstanding.

(3)	Represents 1,796,553 and 132,750 shares of Common Stock that may be issued pursuant to future awards under the 2001 Incentive Plan and the 1969 Incentive Bonus Plan, respectively.

PENSION BENEFITS
          The table disclosing the actuarial present value of each NEO’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each NEO during the year is omitted because the Company does not have a defined benefit plan. The only retirement plans available to all NEOs in 2008 were the Company’s 401(k) Plan and the non-qualified Deferred Compensation Plan.
          Mr. Joseph Liu received minimum pension benefits, until April of 2008, available through Taiwan government mandated universal pension plans (Taiwan labor pension plan and labor insurance pension plan) that are available to all employees in Taiwan. The present value of these benefits is less than $10,000. For a further discussion of other benefits of NEOs in 2008, see “Compensation Discussion and Analysis.”
NON-QUALIFIED DEFERRED COMPENSATION
          The Company adopted a non-qualified deferred compensation plan effective January 1, 2007, which permits our Board and eligible employees, including our NEOs, to voluntarily elect to defer up to 75% of base salary, and up to 100% of cash bonuses and stock awards, provided that their total deferrals do not reduce their total compensation below the amount necessary to satisfy obligations such as employment taxes and benefit plan payments. Amounts deferred by an executive are credited with earnings or losses based on the executive’s investment allocation among investment options, which may include stocks, bonds and mutual fund shares. Withdrawals can be made pursuant to Internal Revenue Service regulations for retirement and distributions. Upon termination, a 100% distribution is made after six months has lapsed. The Company may, from time to time, make discretionary contributions to participants’ accounts. No discretionary contributions were made in 2007 or 2008. Distributions are paid in accordance with the participants’ elections with regard to the timing and form of distributions.
          The following table sets forth certain information related to the non-qualified deferred compensation plan for the NEOs:

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawls/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($) (1)	($)	($) (7)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Keh-Shew Lu	-	-	(39,253)	-	178,281 (4)
Carl C. Wertz	295,772 (2)	-	(102,029)	-	297,720 (5)
Mark A. King	562,839 (3)	-	(101,781)	-	762,022 (6)
Richard D. White	-	-	-	-	-

(1)	Contributions are reported as compensation in the last completed fiscal year in the Summary Compensation Table.
(2)	Includes $240,794 of deferred cash compensation and $54,978 of deferred equity compensation from stock awards that are reported in the Summary Compensation Table for 2008.
(3)	Includes $497,805 of deferred cash compensation and $65,034 of deferred equity compensation from stock awards that are reported in the Summary Compensation Table for 2008.
(4)	Includes 2007 deferred cash compensation of $203,946 reported in the Summary Compensation Table for 2007.
(5)	Includes 2007 deferred cash compensation of $71,792 and $27,105 of deferred equity compensation from stock awards that are reported in the Summary Compensation Table for 2007.
(6)	Includes 2007 deferred cash compensation of $259,112 and $31,623 of deferred equity compensation from stock awards that are reported in the Summary Compensation Table for 2007.
(7)
Amounts shown are as a result of decrease in the values of the NEO’s deferred compensation due to loss based on the NEO’s investment allocations, which may include stocks, bonds and mutual fund shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
          The following sets forth potential payments payable to the NEOs upon termination of their employment or a change in control of the Company.
          Payment Upon Termination Without Cause
          Payments upon termination without “cause” for Messrs. Lu, Wertz, Liu and King are governed by their current employment agreements entered into with the Company on August 29, 2005. The executive’s relationship with the Company is “at will” and may be terminated at the option of either party, with or without cause.
          As used in the employment agreements, “cause” means:
•
the willful and continued refusal of the executive to substantially perform his duties in accordance with his employment agreement, after the Board has provided the executive with written demand for substantial performance and the executive has had reasonable opportunity to remedy it;

•	the conviction of, or a plea of nolo contendere by, the executive to a felony; or

•	a charge or indictment of a felony, the defense of which renders the executive substantially unable to perform his duties under his employment agreement.
          In the event employment is terminated by the Company without “cause,” the executive either may (a) commence a one-year paid leave of absence (“LOA”), or (b) forego such LOA and the benefits associated therewith. If the executive chooses to commence the LOA, the potential payments to the executive can be divided into (i) payments during the LOA, and (ii) payments after the LOA.
                      (i) Payments during the leave of absence
                      During the LOA, the executive will continue as a full-time employee of the Company, entitled to receive all the benefits provided under his employment agreement, namely: (1) his annual base salary; (2) participation in any executive bonus plan of the Company, pro-rated to the beginning of the LOA; (3) reimbursement for all reasonable and documented business expenses; (4) paid vacation in accordance with the Company’s vacation policy for employees generally; (5) participation in all plans provided to employees in general; (6) a life insurance policy in the amount in effect on the date of the employment agreement; and (7) a disability policy in the maximum insurable amount.
                      (ii) Payments after the leave of absence
                      At the end of the LOA, neither the Company nor the executive shall have any further duties under his employment agreement, except that (1) the Company shall continue to pay to the executive, or his estate, the annual base salary for one year, and (2) all share-based compensation previously granted shall continue to vest and shall remain exercisable for the full term thereof, determined without regard to the termination of employment.
                      If the executive chooses to forego the LOA and the benefits associated therewith, the vesting of any options, RSAs or RSUs awarded to the executive and his ability to exercise them, upon termination will be governed by the terms of the 2001 Incentive Plan and his stock award agreements. The 2001 Incentive Plan generally provides, that if the executive is terminated for any reason other than death or “permanent disability” (as defined), the award will be exercisable until the earlier of (1) the expiration date of the award (generally ten years from date of grant), or (2) for three months after the termination date of the executive.
                      Trade secrets, non-competition and non-solicitation provisions
                      During the LOA, the executive shall not (1) without the prior consent of the Board, disclose or use any confidential business or technical information or trade secret of the Company, (2) without the prior consent of the Company, engage in any competitive activity in any line of business in which the Company is engaged, (3) without the prior consent of the Board, remove any tangible items from the premises of the Company, or (4) solicit any employee of the Company. The executive shall continue to be bound by these provisions of his employment agreement for one year after the end of the LOA.

          Payment Upon Termination With Cause
          The employment agreements do not provide for a payment to the executives in the event of termination with cause.
          Payment Upon Termination Due To Death or Disability
          The 2001 Incentive Plan generally provides that if the executive dies or becomes “permanently disabled” (as defined), the award will be exercisable by the executive’s successor until the earlier of (1) the expiration date of the award (generally ten years from date of grant), or (2) for one year after such death or “permanent disability,” to the extent such award was exercisable on the date of death or permanent disability. The awards will generally continue to vest according to the vesting schedule. The NEOs are also entitled to receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The employment agreements do not provide for a payment to the executives in the event of termination due to death or disability.
          Payment Upon a Change in Control
          Upon a change in control, all share-based compensation granted to the executive shall vest immediately and be exercisable for the full term thereof. A change in control, as currently defined in both the 2001 Incentive Plan and the NEO’s current employment agreement, means the occurrence of any one (or more) of the following:
•
any person, including a group as defined in Section 13(d)(3) of the Exchange Act, as amended, becoming the beneficial owner of stock of the Company which entitles such holder to cast 25% or more of the total number of votes for the election of the Board;

•
a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, in which the directors of the Company immediately prior to such event cease to be a majority of the Board;

•	the stockholders of the Company approving an agreement providing for either the Company to cease being a public company or for the sale of substantially all the assets of the Company; or

•	a tender offer or exchange offer (other than one made by the Company) in which the shares of the Company’s stock are acquired.
          If a holding company is formed but the stockholding in the holding company is substantially the same as the Company’s, such an event is not a change in control.
          See “PROPOSAL TWO – AMENDMENT OF 2001 OMNIBUS EQUITY INCENTIVE PLAN” for a proposed amendment to the above definition of “change in control.”
          Payment Upon Retirement
          The 2001 Incentive Plan and forms of option and stock award agreements generally provide that upon retirement, the option or stock award will continue to vest according to the vesting schedule. In addition, upon retirement, the option or stock award will be exercisable until the earlier of (1) the expiration date of the option (generally ten years from date of grant) or stock award, or (2) for three months after the termination date of the executive.

          The following table shows the potential payments upon termination or a change in control of the Company for each of the NEOs assuming each of the NEO’s employment was terminated on December 31, 2008, and assuming that the change in control occurred at December 31, 2008. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for such payments.

	Voluntary Termination
	or Termination With	Termination
	Cause, or Death, or	Without Cause ($)	Change in Control
Name	Disability ($) (1)	(1) (2)	($) (1) (3)
Keh-Shew Lu	-	1,934,127	1,227,150
Carl C. Wertz	-	408,435	48,862
Joseph Liu	-	595,103	72,344
Mark A. King	-	522,654	63,630
Richard D. White	-	-	53,710

(1)	Does not include the following amounts that could be realized upon exercising vested stock options:

Amount
Name	($)
Keh-Shew Lu	-
Carl C. Wertz	-
Joseph Liu	337,816
Mark A. King	10,711
Richard D. White	-

          Amounts assume that all vested stock options as of December 31, 2008 are exercised as of December 31, 2008, and are calculated by multiplying the number of vested stock options by the difference between the exercise price and the closing price of our Common Stock on December 31, 2008. Does not include a $700,000 benefit for each NEO employed in the U.S. paid by the Company’s life insurance policy upon death.
          Does not include the following one-year short- and long-term disability payments payable by disability insurance policies:

Amount
Name	($)
Keh-Shew Lu	122,500
Carl C. Wertz	89,161
Joseph Liu	115,158
Mark A. King	104,159
Richard D. White	89,161

(2)
The following table reflects the estimate of the payments and benefits that each NEO would receive assuming the NEO’s employment was terminated without “cause” on December 31, 2008, and the NEO chose to commence the LOA beginning on January 1, 2009. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for such payments.

				Medical	Life Insurance,
				Benefits	Disability and	Continued Vesting
	Base Salary ($)	Bonus ($)	Paid Vacation	($)	Death Benefits ($)	of Share-based
Name	(a)	(b)	($)	(c)	(d)	Compensation ($)	Total ($)
Keh-Shew Lu	686,000	-	13,192	4,666	3,118	1,227,150	1,934,127
Carl C. Wertz	340,000	-	10,462	6,368	2,744	48,862	408,435
Joseph Liu	496,000	-	19,077	5,278	2,404	72,344	595,103
Mark A. King	430,000	-	16,538	9,490	2,995	63,630	522,654
Richard D. White	-	-	-	-	-	-	-

(a)
For purposes of determining this amount, the executive would receive his current base salary during the LOA and the one-year following the LOA. For the LOA, the base salary will be paid over the year, in accordance with the Company’s payroll practices. Payment of the base salary for the one year following the LOA will be paid in a lump sum.

(b)	Any bonus amount would be prorated based on days employed in 2009 and calculated using actual 2009 results per the performance criteria in accordance with the Company’s executive bonus plan.

(c)	Reflects the estimated lump sum value of premiums to be paid on behalf of the executive under the medical benefit plans during the LOA.

(d)
Reflects the estimated lump sum value of cost of coverage for life insurance, disability, and death benefits to be paid on behalf of the executive during the LOA. Does not include a $700,000 benefit for each NEO employed in the U.S. paid by the Company’s life insurance policy upon death.

Does not include the following short- and long-term disability payments for two years paid by disability insurance policies:

Amount
Name	($)
Keh-Shew Lu	167,500
Carl C. Wertz	117,492
Joseph Liu	156,488
Mark A. King	139,989
Richard D. White	-

(3)	Represents the value of the accelerated vesting of the following shares underlying options, RSAs and RSUs assuming a change in control occurs on December 31, 2008:

Name	Options	RSA/RSU	Total Shares
Keh-Shew Lu	253,313	202,500	455,813
Carl C. Wertz	32,250	8,063	40,313
Joseph Liu	62,375	11,938	74,313
Mark A. King	57,625	10,500	68,125
Richard D.White	33,750	8,863	42,613

COMPENSATION OF DIRECTORS
          The following table sets forth the compensation paid to each director who is not a NEO for service in 2008.

					Changes in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)(2)	($) (1)(2)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Raymond Soong	80,000	446,082	314,017	-	-	-	840,099
C.H Chen	80,000	572,295	51,945	-	-	-	704,241
Michael R. Giordano	100,000	122,934	120,532	-	-	-	343,465
John M. Stich	90,000	116,673	101,500	-	-	-	308,174
Shing Mao	80,000	104,152	82,469	-	-	-	266,621
L.P. Hsu	90,000	49,893	-	-	-	-	139,893

(1)
These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each director has actually realized benefit from the awards. The value of the equity awards in column (c) and (d) is calculated in accordance with the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for stock awards include RSUs and are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date and then dividing by the vesting period. Amounts reported for stock options are determined using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

(Footnotes continued on following page.)

(Footnotes continued from previous page.)
(2)
Under the Company’s 2008 director compensation plan, each non-employee director listed in the table above was granted an award of 4,300 RSUs on May 29, 2008, except Mr. Raymond Soong, Chairman of the Board, and Mr. C.H. Chen, Vice Chairman of the Board, who were granted an award of 21,500 and 14,700, respectively, on May 29, 2008. Each of these awards to the Company’s non-employee directors, except Mr. Soong and Mr. Chen, had a grant date fair value of $120,185. Awards to Mr. Soong and Mr. Chen had grant date fair values of $600,925 and $410,865, respectively. The following table details the amounts in column (c) and (d) of the previous table and represents the SFAS 123(R) expense in 2008 for each of the equity awards:

						2008	2007	2006	2005	Total
					Total Stock	Stock	Stock	Stock	Stock	Option
	2008 RSUs	2007 RSUs	2006 RSUs	2005 RSAs	Awards ($)	Options	Options	Options	Options	Awards ($)
Name	($)	($)	($)	($)	(c)	($)	($)	($)	($)	(d)
Raymond Soong	87,635	166,455	191,993	-	446,082	-	-	-	314,017	314,017
C.H Chen	59,918	110,970	141,908	259,500	572,295	-	-	-	51,945	51,945
Michael R. Giordano	17,527	32,366	73,041	-	122,934	-	-	-	120,532	120,532
John M. Stich	17,527	32,366	66,780	-	116,673	-	-	-	101,500	101,500
Shing Mao	17,527	32,366	54,259	-	104,152	-	-	-	82,469	82,469
L.P. Hsu	17,527	32,366	-	-	49,893	-	-	-	-	-

          The table below shows the aggregate number of shares underlying outstanding restricted stock units/awards held by non-employee directors as of December 31, 2008:

Restricted Stock
Units/Awards
Name	(in shares)
Raymond Soong	59,000
C.H Chen	85,950
Michael R. Giordano	14,801
John M. Stich	14,238
Shing Mao	13,113
L.P. Hsu	8,238

          The table below shows the aggregate number of shares underlying outstanding stock options held by non-employee directors as of December 31, 2008:

Name	Options (in shares)
Raymond Soong	761,063
C.H Chen	320,625
Michael R. Giordano	133,875
John M. Stich	113,625
Shing Mao	223,875
L.P. Hsu	-

          Beginning June 2007, each non-employee director of the Company receives a quarterly retainer of $20,000, the Chairman of the Audit Committee receives an additional $5,000 quarterly retainer and all other members of the Audit Committee receive an additional $2,500 quarterly retainer.
          In addition, the following annual awards, which vest in four equal annual installments commencing on the first anniversary of the date of grant, of shares of Common Stock are granted to each non-employee director:
•	Chairman of the Board: 21,500 shares

•	Vice Chairman: 14,700 shares

•	All other directors: 4,300 shares.
          The Board may modify such compensation in the future.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          During fiscal 2008, the Compensation Committee consisted of three directors, Raymond Soong (Chairman), L.P. Hsu, and Shing Mao. During 2008, no executive officer of the Company served on the compensation committee (or equivalent) of the Board of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.
Report of the Audit Committee of the Board to Stockholders
          The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
AUDIT COMMITTEE REPORT
          The Board maintains an Audit Committee comprised of three of the Company’s directors, Michael R. Giordano (Chairman), John M. Stich and L.P. Hsu. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market and the independence requirements of the SEC. Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.
          Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:
•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2008; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.
          The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:
•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”); and

•
Received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board as currently in effect (“Independence Discussions with Audit Committees”), and reviewed and discussed with the independent registered public accounting firm whether the rendering of the non-audit services provided by them to the Company during fiscal 2008 was compatible with their independence.

          The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. In 2008, the charter was revised. The revised charter is attached to this Proxy Statement as Appendix A. The Audit Committee held six meetings during fiscal 2008, and took action by written consent on four occasions.
          In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

          Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee also has recommended, and the Board also has approved, the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Dated: April 1, 2009	THE AUDIT COMMITTEE

Michael R. Giordano, Chairman
L.P. Hsu
John M. Stich
Code of Ethics
          The Company has adopted a Code of Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions of the Company. The Code of Ethics is available on the Company’s Investor Relations website at investor.diodes.com under the “Corporate Governance” section of the web site. The direct link to the Code of Ethics is media.corporateir.net/media_files/irol/62/62202/Codeofethics1a.pdf. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within four business days following the date of such amendment or waiver.
Certain Relationships and Related Transactions
          Policy Regarding Related Person Transactions
          The Audit Committee has adopted a written policy (the “Policy”) to review any transaction (a “related person transaction”) in which the Company was, or is to be, a participant and in which any director, executive officer, nominee for director or beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest. The Policy requires the following:
•
the Audit Committee shall review any proposed agreement or arrangement relating to a related person transaction or series of related person transactions, and any proposed amendment to any such agreement or arrangement;

•
the Audit Committee shall establish standards for determining whether the transactions covered by such proposed agreement or arrangement are on terms no less favorable to the Company than could be obtained from an unrelated third party (“fair to the Company”);

•
before the Company enters into any such proposed agreement or arrangement, and at least annually thereafter, the Company’s internal audit department shall report to the Audit Committee whether the transactions covered by such agreement or arrangement are fair to the Company under the standards established by the Audit Committee;

•
the Audit Committee shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or to renegotiate any such agreement or arrangement which is not so determined to be fair to the Company; and

•	the Company will disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.
          Relationships and Transactions
          The Audit Committee of our Board reviews all related party transactions for potential conflict of interest situations on an ongoing basis, in accordance with such procedures as the Audit Committee may adopt from time to time. We believe that all related party transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties.
          We conduct business with one related party company: LSC. LSC is our largest stockholder and is a member of the Lite-On Group of companies. C.H. Chen, our former President and Chief Executive Officer and current Vice Chairman of our Board, is also Vice Chairman of LSC. Mr. Chen is the Vice Chairman of Dynacard Corporation, a board member of Lite-On Technology Corporation, the Chairman of Co-Tech Copper Foil Corporation, and a board member of Actron Technology

Corporation, each of which is a member or an affiliate of the Lite-On Group. M.K. Lu, a member of our Board until May 2007, was President of LSC. In addition, Raymond Soong, the Chairman of our Board, is the Chairman of the Board of LSC, Liteon-IT Corp., and Lite-On Technology Corporation, a significant shareholder of LSC, and also serves on the Board of Actron Technology Corporation and Co-Tech Copper Foil Corporation, both of which are affiliates of the Lite-On Group.
          We also conduct business with one significant company, Keylink International (B.V.I) Inc., and its subsidiaries and affiliates (“Keylink”). Keylink is our 5% joint venture partner in our Shanghai manufacturing facilities.
          In connection with our 2005 follow-on public offering, LSC sold 1.7 million shares (split adjusted), reducing its holdings of our Common Stock to approximately 8.7 million shares. We did not receive any of the proceeds from LSC’s sale of our Common Stock, but LSC shared in the offering expenses. During 2008, LSC further sold 0.3 million shares, reducing its holdings of our Common Stock to 8.4 million shares (approximately 20.2% of our outstanding Common Stock as of December 31, 2008).
          We sold products to LSC totaling 6.5%, 6.2% and 3.5% of total sales for the years ended December 31, 2006, 2007 and 2008, respectively, making LSC our largest customer. Also for the years ended December 31, 2006, 2007 and 2008, 13.0%, 11.3% and 9.6%, respectively, of our net sales were from discrete semiconductor products purchased from LSC for subsequent sale by us, making LSC our largest outside supplier. We also rent warehouse space in Hong Kong from a member of the Lite-On Group, which also provides us with warehousing services at that location. For 2006, 2007 and 2008, we reimbursed this entity in aggregate amounts of $0.5 million, $0.5 million and $0.7 million, respectively, for these services. We believe such transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties. See Part I, Item 1A of the Company’s Annual Report on Form 10-K “Risk Factor – We receive a significant portion of our net sales from a single customer. In addition, this customer is also our largest external supplier and is a related party. The loss of this customer or supplier could harm our business and results of operations.”
          We sell products to, and purchase inventory from, companies owned by Keylink. We sold products to companies owned by Keylink totaling 0.4%, 0.6% and 0.8% of total sales for the years ended December 31, 2006, 2007 and 2008, respectively. Also for the years ended December 31, 2006, 2007 and 2008, 2.3%, 1.5% and 1.3%, respectively, of our net sales were from discrete semiconductor products purchased from companies owned by Keylink. In addition, we lease our Shanghai manufacturing facilities from, and subcontract a portion of their manufacturing process (metal plating and environmental services) to, Keylink, and also pay a consulting fee to a Keylink affiliated company. The aggregate amounts for these services for the years ended December 31, 2006, 2007 and 2008 were $7.9 million, $9.4 million and $10.5 million, respectively. We believe such transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties.
          We acquired our wafer foundry, FabTech, Inc., from LSC in December 2000 for approximately $6.0 million cash plus $19.0 million in assumed debt (the debt was due primarily to LSC). In addition, in 2006, we acquired 99.81% of Anachip Corp., a Taiwanese fabless analog IC company located in the Hsinchu Science Park in Taiwan. The selling shareholders included LSC (which owned approximately 60% of Anachip’s outstanding capital stock), and two Taiwanese venture capital firms (together owning approximately 20% of Anachip’s stock), as well as current and former Anachip Corp. employees, among others.
          When we acquired Anachip Corp., we entered into a wafer purchase agreement between Anachip Corp. and LSC, pursuant to which LSC would sell to Anachip Corp., according to Anachip Corp.’s requirements, during the three year period ending on December 31, 2008. Anachip Corp. purchased the wafers on terms (including purchase price, delivery schedule, and payment terms) no less favorable to Anachip Corp. than those terms on which Anachip Corp. purchased such wafers from LSC at the time of the acquisition; provided, however, that the purchase price was the lower of the current price or the most favorable customer pricing. If the price of raw wafers increased by more than 20% within any six-month period, Anachip Corp. and LSC would renegotiate in good faith the price of wafers to reflect the cost increase. Although this contract was not renewed, Anachip Corp. continues to purchase wafers from LSC.
          Dr. Shing Mao, a director of the Company, retired in 2000 as Chairman of the Board of Lite-On USA, Inc., a wholly-owned subsidiary of Taiwan Lite-On, a Lite-On Group company, which merged with Lite-On Technology Corporation in 2002. Dr. Mao was also a director of LSC from 1989 to 2000.
          Lu-Pao Hsu, elected to our Board in May 2007, was an independent director for Lite-On Technology Corporation from 2004 to 2006, and now serves as a consultant to Lite-On Technology Corporation.

          Michael Giordano, a director of the Company, is a Senior Vice President-Investments with UBS Financial Services, Inc. From time to time, Mr. Giordano and his son, James Giordano, provide brokerage services to directors, executive officers and employees of the Company at customary rates and terms. In 2008, Michael Giordano and James Giordano together received less than $15,000 in commissions as a result of these services.
          Notwithstanding such relationships and transactions, the Board has determined that each of Messrs. Soong, Stich, Mao, Hsu and Giordano is independent under the rules of the Nasdaq Stock Market and the SEC.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
          Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports.
          Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis. Based solely upon review of copies of reports filed with the SEC during the most recent fiscal year ended December 31, 2008 and during the prior fiscal year ended December 31, 2007, a number of reports and transactions failed to file on a timely basis. Based solely upon a review of the Forms 3, 4 and 5 filed by the Company’s directors and executive officers, the Company identified the following reporting persons and the number of untimely reported transactions (stated in parentheses): Mr. Edmund Tang (1) during fiscal 2007; and Mr. C.H. Chen (2), Mr. Edmund Tang (3), Ms. Julie Holland (2), Mr. T.J. Lee (2) and Mr. Colin Greene (1) during fiscal 2008.

PROPOSAL TWO
AMENDMENT OF 2001 OMNIBUS EQUITY INCENTIVE PLAN
General
          At the Meeting the stockholders will be asked to approve an amendment to the Company’s 2001 Incentive Plan. The proposed amendment was approved by the Board on April 1, 2009, subject to the stockholders’ approval.
          Under the 2001 Incentive Plan, employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to receive shares of Common Stock of the Company or other securities or benefits with a value derived from the value of the Common Stock of the Company. The purpose of the 2001 Incentive Plan is to enable the Company to attract, retain and motivate employees, non-employee directors and consultants by providing for or increasing their proprietary interests in the Company and, thereby, further align their interests with those of the Company’s stockholders.
Purpose and Effect of the Amendment
          The stockholders will be asked at the Meeting to consider and vote upon a proposal to amend the 2001 Incentive Plan to:
•	Increase the number of shares of Common Stock that may be issued pursuant to awards granted thereunder by 5,000,000 shares.

•	Extend the term of the 2001 Incentive Plan until May 28, 2019.

•
Provide that the “gross” number of shares of Common Stock subject to awards shall be used for purposes of (i) computing the total number of shares of Common Stock available for awards under the 2001 Incentive Plan, (ii) computing the total number of shares of Common Stock to be made available for awards under the 2001 Incentive Plan after any such awards are forfeited, terminated, expire unexercised, settled or paid in cash in lieu of stock or exchanged for other awards, (iii) computing the number of shares used to settle a stock appreciation right upon exercise, and (iv) computing the number of shares issued in a cashless exercise of a stock option.

•
Provide that a Change in Control shall have occurred in the event the Company ceases to be an independent publicly owned corporation or a sale or other disposition is completed for all or substantially all the assets of the Company. Currently, a Change in Control shall have occurred if the stockholders of the Company approved an agreement providing such a transaction.

•	Provide that a stock appreciation right shall accrue in value from the date of grant over a maximum of a ten year time period.

•	Provide that the maximum amount payable for any calendar year pursuant to a performance unit grant under the 2001 Incentive Plan shall be $5,000,000. Currently, such limit is $4,000,000.
          The foregoing summary of the proposed amendment to the 2001 Incentive Plan is qualified in its entirety by a copy of the amended plan attached to this Proxy Statement as Appendix B.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT OF THE 2001 OMNIBUS
EQUITY INCENTIVE PLAN
Option Grants and Exercises
As of the Record Date, 2,052,303 shares have been issued pursuant to awards granted under the 2001 Incentive Plan, 3,844,275 shares were subject to awards outstanding under the 2001 Incentive Plan, and 6,792,753 shares were available for issuance under awards that may be granted under the 2001 Incentive Plan. For information concerning the grant of awards during fiscal 2008 to the Named Executive Officers, the exercise of stock options, RSUs or RSAs during fiscal 2008 by the Name Executive Officers, and unexercised stock options, RSUs and RSAs held by the Named Executive Officers as of

December 31, 2008, see “EXECUTIVE COMPENSATION – Grants of Plan-Based Awards,” “EXECUTIVE COMPENSATION – Option Exercises and Stock Vested” and “EXECUTIVE COMPENSATION — Outstanding Equity Awards at Fiscal Year-End.”
Vote Required
          The affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the amendment at the Meeting is required to approve the amendment. Abstentions will be included in the number of votes cast on the amendment and, accordingly, will have the effect of a vote “AGAINST” the amendment. However, broker non-votes will not be included in the number of shares counted as being present for the purposes of voting on the amendment and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the amendment).
Summary of the 2001 Incentive Plan
          The following summary of the 2001 Incentive Plan does not purport to be a complete description of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached to this Proxy Statement as Appendix B.
          General. The purpose of the 2001 Incentive Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, align participants’ and stockholders’ interests. Stock options and stock awards, including stock units and cash awards, may be granted under the 2001 Incentive Plan. Options granted under the 2001 Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the IRCode, or non-qualified stock options.
          Administration. The 2001 Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the 2001 Incentive Plan, the Compensation Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the 2001 Incentive Plan are borne by the Company.
          Shares Subject to the Plan. As of the Record Date, 2,052,303 have been issued pursuant to awards granted under the 2001 Incentive Plan, 3,844,275 shares were subject to awards outstanding under the 2001 Incentive Plan, and 6,792,753 shares were available for issuance under awards that may be granted in the future. Each share of Common Stock subject to issuance under any award, other than options or stock appreciation rights, shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan as 1.52 shares. To the extent a stock appreciation right is settled for shares of Common Stock, the number of shares used for determining the benefit under such stock appreciation right shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan, regardless of the number of shares used to settle the stock appreciation right upon such exercise. To the extent a stock option is exercised on a “cashless” (or “net”) basis, the number of shares of Common Stock issued upon exercise, plus the number of shares retained by the Company, shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan.
          Terms of Awards. The 2001 Incentive Plan authorizes the Compensation Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload options, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.
          Stock options and stock appreciation rights may not be repriced without the approval of the stockholders. In addition, the exercise price per share of Common Stock purchasable under a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant of such stock option.
          An award granted under the 2001 Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Compensation Committee may grant options that either are intended to be “incentive stock options” as defined under Section 422 of the IRCode, or are not intended to be incentive options (“non-qualified stock options”). Incentive stock options may be granted only to employees.

          No incentive stock option may be granted under the 2001 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least one hundred and ten percent (110%) of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. As a result of the enactment of Section 162(m) of the IRCode, and to provide the Compensation Committee flexibility in structuring awards, the 2001 Incentive Plan states that in the case of stock options and stock appreciation rights, no person may receive in any year a stock option to purchase more than 100,000 shares or a stock appreciation right measured by more than 100,000 shares.
          If awards granted under the 2001 Incentive Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award again becomes available for issuance under the 2001 Incentive Plan. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan.
          Eligibility. All employees and consultants of the Company and all non-employee directors of the Company will be eligible to participate in the 2001 Incentive Plan. As of December 31, 2008, there were approximately 3,067 employees of the Company, including eleven current executive officers and six non-employee directors of the Company who would be eligible to participate in the 2001 Incentive Plan.
          Payment of Exercise Price. An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient’s tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property or (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award (i.e., a “net exercise”), the terms and conditions of which will be determined by the Compensation Committee. The exercise price and any withholding taxes are payable in cash by consultants and non-employee directors, although the Compensation Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.
          Amendment. Subject to limitations imposed by law, the Board may amend or terminate the 2001 Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of any award previously granted under the 2001 Incentive Plan or any rights thereunder without the recipient’s consent.
          Section 16(b). Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% stockholders of the Company are generally liable to the Company for repayment of any “short-swing” profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 2001 Incentive Plan is designed to comply with Rule 16b-3.
          Term. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the 2001 Incentive Plan.
          Performance Goals. The business criteria on which performance goals are based under the 2001 Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in the value of the Common Stock after the date of grant of award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options the maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant. The Compensation Committee may use any one or more of the following performance criteria: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity or productivity, (xxiv) EBITDA, and (xxv) any other similar criteria.
          Adjustments. If there is any change in the stock subject to the 2001 Incentive Plan or subject to any award made under the 2001 Incentive Plan (through merger, consolidation, reorganization, re-capitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the 2001 Incentive Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 2001 Incentive Plan and the class, number of shares and price per share of stock subject to such outstanding options as determined by the Compensation Committee to be fair and equitable to the holders, the Company and the stockholders. In addition, the Compensation Committee may also make adjustments in the number of shares covered by, and the price or other value of any outstanding awards under the 2001 Incentive Plan in the event of a spin off or other distribution (other than normal cash dividends) of Company assets to stockholders.
          Section 162(m) Limitations. Section 162(m) of the IRCode generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2001 Incentive Plan provides that no employee may be granted more than 100,000 shares in any calendar year.
Federal Income Tax Consequences
          Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the IRCode, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.
          Non-Qualified Stock Options. An optionee does not recognize any taxable income at the time a non-qualified stock option is granted. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the IRCode, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
          Stock Awards. Stock awards will generally be taxed in the same manner as non-qualified stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the IRCode to the extent the award will be forfeited in the event that the employee ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.
          The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the IRCode. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the IRCode, the Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.
          Stock Appreciation Rights. An awardee does not recognize any taxable income at the time a stock appreciation right is granted. Upon exercise, the awardee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price.
          The foregoing is only a summary of the effect of U.S. federal income taxation upon recipients and the Company with respect to the grant and exercise of awards under the 2001 Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.
          The Board unanimously recommends that you vote “FOR” the proposed amendment of the 2001 Omnibus Equity Incentive Plan.

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The firm of Moss Adams LLP has been the Company’s independent registered public accounting firm since 1993 and has been selected by the Board, upon the recommendation of the Audit Committee, to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2009. Professional services rendered by Moss Adams LLP for 2008 consisted of an audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements, consultation on interim financial statements, services related to filings with the SEC, meetings with the Company’s Audit Committee and consultation on various matters relating to accounting and financial reporting. All professional services rendered by Moss Adams LLP during 2008 were furnished at customary rates and terms. Representatives of Moss Adams LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from stockholders.
Audit Fees, Tax Fees, and All Other Fees
          For the fiscal years ended December 31, 2007 and 2008, fees for the services provided by Moss Adams LLP were approximately as follows:

Description	2007	2008
Audit Fees, including fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and including the Zetex acquisition.	$702,000	$913,000
Tax-related Fees, professional services for income tax return preparation, tax advice (including Zetex acquisition accounting, and tax planning).	$96,000	$118,000
All Other Fees, not included in above.	$31,000	$6,000
Total	$829,000	$1,037,000

          The Audit Committee administers the Company’s engagement of Moss Adams LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Moss Adams LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services.
          Moss Adams LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee, in reliance on the independent registered public accounting firm, determined that the provision of these services is compatible with maintaining the independence of Moss Adams LLP.

          Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
          The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
          Although this appointment is not required to be submitted to a vote of stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting, the Board will consider the selection of another independent registered public accounting firm.
          The Board unanimously recommends that you vote “FOR” the ratification of appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

PROPOSALS OF STOCKHOLDERS AND STOCKHOLDER NOMINATIONS FOR 2010 ANNUAL MEETING
          Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Currently, the 2010 annual meeting of stockholders is expected to be held on or about May 27, 2010.
          SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company’s 2010 annual meeting must be received by the Secretary of the Company at the Company’s office at 15660 North Dallas Parkway, Suite 850, Dallas, Texas 75248 prior to December 18, 2009, in a form that complies with applicable regulations. If the date of the 2010 annual meeting is advanced or delayed more than 30 days from the date of the 2009 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2010 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2010 annual meeting. Upon any determination that the date of the 2010 annual meeting will be advanced or delayed by more than 30 days from the date of the 2009 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.
          SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to March 3, 2010, the proxies solicited by the Board for the 2010 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2010 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2010 annual meeting is advanced or delayed more than 30 days from the date of the 2009 annual meeting, then the stockholder proposal must not have been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2010 annual meeting.
          Stockholders may nominate candidates for the Board at an annual meeting. Stockholders who wish to request that the Governance Committee consider a candidate for the 2010 annual meeting should submit information about the candidate to the Governance Committee a reasonable time before the Company begins to print and mail the proxy statement for the 2010 annual meeting. The requesting stockholder should provide sufficient biographical information about the proposed candidate to satisfy the requirements of the Securities and Exchange Commission for inclusion in the proxy statement and to permit the Governance Committee to evaluate the proposed candidate in light of the criteria described under the caption “Nominating Procedures and Criteria.” The request should also provide the full name, address and telephone number of the requesting stockholder and sufficient information to verify that the requesting stockholder is eligible to vote at the 2010 annual meeting. Additional information and certifications by the requesting stockholder and the proposed candidate may be required before the Governance Committee can make its evaluation.

ANNUAL REPORT AND FORM 10-K
          The Company’s annual report to stockholders for the year ended December 31, 2008 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company’s independent registered public accounting firm, for the calendar years ended December 31, 2006, 2007 and 2008.
          STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE YEAR ENDED DECEMBER 31, 2008 BY WRITING TO THE COMPANY; ATTN: INVESTOR RELATIONS, 15660 NORTH DALLAS PARKWAY, SUITE 850, DALLAS, TEXAS 75248, OR EMAIL THE REQUEST TO DIODES-FIN@DIODES.COM. THE INFORMATION IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE AT WWW.DIODES.COM AND THE SEC’S WEBSITE AT WWW.SEC.GOV.
Dated at Dallas, Texas, this 17th day of April, 2009.

By Order of the Board of Directors, DIODES INCORPORATED

/s/ Carl C. Wertz

Carl C. Wertz,
Secretary

Appendix A
AUDIT COMMITTEE CHARTER
(As Amended February 6, 2009)
          The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.
          The members of the Audit Committee shall meet the independence and audit committee policy of the Nasdaq Stock Exchange and the Securities and Exchange Commission. The members of the Audit Committee shall be appointed by the Board.
          The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
          The Audit Committee shall make regular reports to the Board.
          The Audit Committee shall:
1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.
Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s annual and quarterly financial statements prior to the filing of its Form 10-K and 10-Q.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.
Has the authority and responsibility for appointment, compensation, retention, and oversight of the work of independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting.

9.	Pre-approve all audit and permitted non-audit services to be performed by the independent auditors.

10.
Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the Board take appropriate action to oversee the independence of the auditor.

11.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

12.	Appoint and replace~~Review the appointment and replacement of~~ the senior internal auditing executive.

13.	Review any significant reports to management prepared by the internal auditing department and management’s responses.

14.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

15.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

16.
Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct.

17.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 and the requirement of Section 204 of Sarbanes-Oxley Act of 2002 relating to the conduct of the audit before the reports issuance of auditors.

18.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

b.	Any changes required in the planned scope of the audit.

c.	The responsibilities, budget and staffing of the internal audit department, if any.
19.	Supervise preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

20.	Advise the Board from time to time with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s code of conduct.

21.
Meet with the Company’s legal counsel to review legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22.	Meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

23.
Conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, all in accordance with such procedures as the Audit Committee may adopt from time to time.

24.
Establish procedures, under confidential and anonymous submission, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters.

25.
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Appendix B
DIODES INCORPORATED
2001 OMNIBUS EQUITY INCENTIVE PLAN
(As Amended May 28, 2009~~December 22, 2008~~)

Diodes Incorporated, a Delaware corporation (the “Company”), by action of its Board of Directors, hereby adopt the Diodes Incorporated 2001 Omnibus Equity Incentive Plan (the “Plan”) with the following provisions:

1.	Purpose

The purpose of the Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company and its Subsidiaries to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits, and to strengthen the mutuality of interests between such persons and the Company’s stockholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions

For purposes of this Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“Award” means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one (or more) of the following events:
(i)
Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock of the Company with respect to which twenty-five percent (25%) or more of the total number of votes for the election of the Board may be cast;

(ii)
As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

(iii)
~~The stockholders of the Company shall approve an agreement providing either for a transaction in which t~~The Company ~~will~~ ceases to be an independent publicly owned corporation or ~~for~~ a sale or other disposition is completed for ~~of~~ all or substantially all the assets of the Company; or

(iv)	A tender offer or exchange offer is made for the shares of the Common Stock (other than one made by the Company) and the shares of the Common Stock are acquired thereunder.

Notwithstanding the foregoing, the formation of a holding company for the Company in which the stockholdings of the holding company after its formation are substantially the same as for the Company prior to the holding company formation does not constitute a Change in Control for purposes of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations and authoritative interpretations promulgated thereunder.

“Committee” means the committee of the Board that is provided for in Section 3 of the Plan.

“Common Stock” means the common stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

“Company” means Diodes Incorporated, a Delaware corporation.

“Consultant” means any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

“Date of Grant” means the date the Committee (or the Board, as the case may be) takes formal action designating that a Participant shall receive an Award, notwithstanding the date the Participant accepts the Award, the date the Company and the Participant enter into a written agreement with respect to the Award, or any other date.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any individual who is a common-law employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto.

“Fair Market Value” means on any given date, the closing price for the Common Stock on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules:

(i)
If the Common Stock is admitted to trading or listing on a national securities exchange registered under the Exchange Act, the closing price for any day shall be the last reported sale price, or in the case no such reported sale takes place on such date, the average of the last reported bid and ask prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed;

(ii)
If not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System (“NMS”) or, in the case no such reported sale takes place, the average of the closing bid and ask prices on such date;

(iii)
If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system; or

(iv)
If the Common Stock is not listed on NASDAQ or any comparable system, the closing bid and ask prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Committee for that purpose.

“Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a non-Employee member of the Board.

“Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

“Optioned Stock” means the shares of Common Stock that are subject to a Stock Option.

“Participant” means an Employee, Non-Employee Director, or Consultant of the Company or a Subsidiary who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Section 9 of the Plan, the vesting of which is contingent on the attainment of specified performance criteria.

“Performance Share Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

“Performance Unit Grant” means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

“Plan” means this Diodes Incorporated 2001 Omnibus Equity Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time in effect.

“Qualified Note” means a recourse note, with a fixed market rate of interest, that may, at the discretion of the Committee, be secured by the Optioned Stock or otherwise.

“Restricted Award” means an Award granted pursuant to the provisions of Section 8 of the Plan.

“Restricted Stock Grant” means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

“Restricted Unit Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

“Service” means the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Committee in its sole discretion. Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Affiliate, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

“Stock Appreciation Right” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

“Stock Option” means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

“Subsidiary” means any corporation or entity which is a subsidiary of the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Stockholder” means a person who owns stock (after taking into account the constructive ownership rules of Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Affiliate).

“Termination Date” means the date on which a Participant’s Service terminates, as determined by the Committee in its sole discretion.

3.	Administration.

(a)
The Plan shall be administered by a committee appointed by the Board. The Committee shall be comprised solely of not less than two persons who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. No person who is not an “outside director” within the meaning of Section 162(m)(4)(C) of the Code and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act may serve on the Committee. Appointment to the Committee of any person who is not an “outside director” and a “non-employee director” shall automatically be null and void, and any person on the Committee who ceases to be an “outside director”

and a “non-employee director” shall automatically and without further action cease to be a member of the Committee.

(b)
A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

(c)
The Committee is authorized to construe and interpret the Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person claiming under or through any Participant. Although the Committee is anticipated to make certain Awards that constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee is also expressly authorized to make Awards that do not constitute “performance-based compensation” within the meaning of that provision. By way of example, and not by way of limitation, the Committee, in its sole and absolute discretion, may issue an Award that is not based on a performance goal, as set forth in (i) below, but is based solely on continued service to the Company.

(d)
The Committee may employ or retain persons other than members of the Committee to assist the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of and the granting of Awards to persons subject to Section 16 of the Exchange Act or with regard to any of its duties under Section 162(m) of the Code necessary for awards under this Plan to qualify as “performance-based compensation” for purposes of Section 162(m)(4)(C) of the Code.

(e)
The Committee is expressly authorized to make such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities law treatment of Participants and the Plan.

(f)
The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

(g)	The Committee may not increase an Award once granted, although it may grant additional Awards to the same Participant.

(h)
The Committee shall keep the Board informed as to its actions and make available to the Board its books and records. Although the Committee has the authority to establish and administer the Plan, the Board reserves the right at any time to abolish the Committee and administer the Plan itself.

(i)
In the case of an Award that is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m)(4)(C), the Committee shall establish in writing at the time of making the Award the business criterion or criteria that must be satisfied for payment pursuant to the Award and the amount payable upon satisfaction of those standards. Those standards are also referred to herein as performance goals. Such criterion or criteria shall be established prior to the Participant rendering the services to which they relate and while the outcome is substantially uncertain or at such other time permitted under Treasury Regulations Section 1.162-27(e)(2). In carrying out these duties, the Committee shall use objective written standards for establishing both the performance goal and the amount of compensation such that a third party with knowledge of the relevant facts would be able to determine whether and to what extent the goal has been satisfied and the amount of compensation payable. The Committee shall provide a copy of the document setting forth such standards to the affected Participant and shall retain such written material in its permanent books and records.

(j)
In the case of remuneration that is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m)(4)(C), other than Performance Awards granted pursuant to Section 9 of the Plan, the Committee and the Board shall disclose to the stockholders of the Company the material terms under which such remuneration is to be paid under the Plan, and shall seek approval of the stockholders by a majority vote in a separate stockholder vote before payment of such remuneration. For these purposes, the material terms include the individuals (or class of individuals) eligible to receive such compensation, a description of the business criterion or criteria on which the performance goal is based, either the maximum amount of the compensation to be paid thereunder or the formula used to calculate the amount of compensation if the performance goal is attained, and such other terms as required under Code Section 162(m)(4)(C) and the Treasury Regulations thereunder determined from time to time. The foregoing actions shall be undertaken in conformity with the rules of Code Section 162(m)(4)(C)(ii) and Treasury Regulations promulgated thereunder. Such remuneration shall not be payable under this Plan in the absence of such an approving stockholder vote. In the case of remuneration that is not intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), the Committee and the Board shall make such disclosures to and seek such approval from the stockholders of the Company as they reasonably determine are required by law.

(k)
To the extent required under Code Section 162(m)(4)(C), before any payment of remuneration under this Plan, the Committee must certify in writing that the performance goals and any other material terms of the Award were in fact satisfied. Such certification shall be kept with the permanent books and records of the Committee, and the Committee shall provide the affected Participant with a copy of such certification.

(l)
The Committee shall use its good faith best efforts to comply with the requirements of Section 162(m)(4)(C) of the Code for Awards that are intended to qualify under that section as “performance-based compensation,” but shall have no liability to the Company or any recipient in the event one or more Awards do not so qualify.

4.	Duration of and Common Stock Subject to the Plan.

(a)
Term. The Plan shall become effective as of June 11, 2001, the date of its adoption by the Board, subject to ratification by the stockholders of the Company within twelve (12) months after the effective date. In the event that the stockholders of the Company do not ratify the Plan within twelve (12) months after the effective date, any Awards granted pursuant to the Plan shall be rescinded automatically. Unless sooner terminated by the Board, the Plan shall continue until May 28, 2019~~June 11, 2011, one day prior to the tenth (10th) anniversary of the Plan’s effective date,~~ when it shall terminate and no Awards may be granted under the Plan thereafter. The termination of the Plan shall not affect the Awards that are outstanding on the termination date.

(b)
Shares of Common Stock Subject to the Plan. The maximum total number of shares of Common Stock with respect to which aggregate stock Awards may be granted under the Plan shall be ten~~five~~ million eight hundred eighty-three thousand two hundred seventeen (10,883,217~~5,883,217~~). Notwithstanding the foregoing, the maximum number of shares of Common Stock which may be issued pursuant to Incentive Stock Options under this Plan may not exceed ten~~five~~ million eight hundred eighty-three thousand two hundred seventeen (10,883,217~~5,883,217~~).

(i)	All of the amounts stated in this Paragraph (b) are subject to adjustment as provided in Section 15 below.

(ii)
For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the gross number of shares of Common Stock subject to issuance upon exercise or used for payment or settlement of Awards, subject to clauses (iv), (v) and (vi) of this Paragraph (b).

(iii)
If any Awards are forfeited, terminated, expire unexercised, settled or paid in cash in lieu of stock or exchanged for other Awards, the gross number of shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards.

(iv)	Each share of Common Stock subject to issuance under any award, other than options or Stock Appreciation Rights, shall be counted against the foregoing limitations as 1.52 shares.

(v)
To the extent a Stock Appreciation Right is settled for shares of Common Stock, the gross number of shares used for determining the benefit under such Stock Appreciation Right, to the extent exercised, shall be counted against the foregoing limitations, regardless of the number of shares used to settle the Stock Appreciation Right upon such exercise.

(vi)
To the extent a Stock Option is exercised on a cashless basis, the gross number of shares of Common Stock issued upon such exercise, plus the number of shares of Common Stock retained by the Company, shall be counted against the foregoing limitations.

(c)
Source of Common Stock. Common Stock which may be issued under the Plan may be either authorized and unissued stock or issued stock which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

5.
EligibilityIncentive Stock Options may only be granted to Employees of the Company or a Subsidiary. Employees, Non-Employee Directors, and Consultants of the Company or a Subsidiary are eligible to receive Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Awards, Performance Awards and other Awards under the Plan.

6.
Stock OptionsStock options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options (collectively referred to as “Stock Options”). Stock Options shall be subject to the terms and conditions set forth below. Each written Stock Option agreement shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

(a)
Grant. Stock Options shall be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and pursuant to written agreements with the Participant in such form as the Committee may from time to time approve in its sole and absolute discretion. The terms of individual Stock Option agreements need not be identical. Each Stock Option agreement shall state specifically whether it is intended to be an Incentive Stock Option agreement or a Non-Qualified Stock Option agreement. Stock Options may be granted alone or in addition to other Awards under the Plan. No person may be granted (in any calendar year) options to purchase more than one-hundred thousand (100,000) shares of Common Stock (subject to adjustment pursuant to Section 15 below). The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

(b)
Exercise Price. Except as otherwise provided for in Paragraph (f) below, the exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price per share may not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant of such Stock Option.

(c)	Option Term. The term of each Stock Option shall be fixed by the Committee. However, the term of any Stock Option shall not exceed ten (10) years after the Date of Grant of such Stock Option.

(d)
Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant and set forth in the written Stock Option agreement. A written Stock Option agreement may, if permitted pursuant to its terms, become exercisable in full upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control).

(e)
Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Committee specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price (i) in cash or (ii) if acceptable to the Committee, in shares of Common Stock or a Qualified Note. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of part or all of the exercise price of such shares; provided, however, that such payment of the exercise price would not cause the Company to recognize compensation expense for financial reporting purposes. The Committee may also permit a cashless exercise, subject to any conditions or limitations that the Committee may establish.

(f)	Special Rules for Incentive Stock Options. The terms specified below shall be applicable to all Incentive Stock Options. Stock Options which are specifically designated as Non-Qualified Stock

Options when issued under the Plan shall not be subject to the terms of this Paragraph.
(i)
Ten Percent Stockholder. If any Employee to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price of the Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant of such Incentive Stock Option, and the term of the Incentive Stock Option shall not exceed five (5) years measured from the Date of Grant of such option.

(ii)
Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Stock Option) with respect to Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of one hundred thousand dollars ($100,000). To the extent the Employee holds two or more such Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Stock Options as Incentive Stock Options shall be applied on the basis of the order in which such Stock Options are granted. Any Stock Options in excess of such limitation shall automatically be treated as Non-Qualified Stock Options.

(g)
Without the approval of the stockholders of the Company, Stock Options and Stock Appreciation Rights granted under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Award.

7.
Stock Appreciation Rights The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions. Furthermore, the Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable. The terms of each Stock Appreciation Right granted shall be set forth in a written agreement between the Company and the Participant receiving such grant. The terms of such agreements need not be identical.

(a)
Stock Appreciation Rights. A Stock Appreciation Right is an Award determined by the Committee entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on a fixed date, which shall be the date concluding a measuring period set by the Committee upon granting the Stock Appreciation Right, over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock subject to the Stock Appreciation Right. No Stock Appreciation Rights granted in any calendar year to any person may be measured by an amount of shares of Common Stock in excess of one hundred thousand (100,000) shares, subject to adjustment under Section 15 below. The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

(b)
Grant. A Stock Appreciation Right may be granted in addition to or completely independent of any other Award under the Plan. Upon grant of a Stock Appreciation Right, the Committee shall select and inform the Participant regarding the number of shares of Common Stock subject to the Stock Appreciation Right and the date that constitutes the close of the measuring period.

(c)
Measuring Period. A Stock Appreciation Right shall accrue in value from the Date of Grant over a maximum of a 10 (ten) year time period established by the Committee. In the written Stock Appreciation Right agreement, the Committee may also provide (but is not required to provide) that a Stock Appreciation Right shall be automatically payable on one or more specified dates prior to the normal end of the measuring period upon the occurrence of events selected by the Committee (including, but not limited to, a Change in Control) that are beyond the control of the Participant. The Committee may provide (but is not required to provide) in the Stock Appreciation Right agreement that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m).

(d)
Form of Payment. Payment pursuant to a Stock Appreciation Right may be made (i) in cash, (ii) in shares of Common Stock, or (iii) in any combination of the above, as the Committee shall determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the

Stock Appreciation Right is granted, at the time of payment or at any time in between such dates. However, any Stock Appreciation Right paid upon or subsequent to the occurrence of a Change in Control shall be paid in cash.

8.
Restricted AwardsRestricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions. Furthermore, the Restricted Awards shall be pursuant to a written agreement executed both by the Company and the Participant, which agreement shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. The terms of such written agreements need not be identical.

(a)
Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Paragraph (d) below.

(b)
Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such units upon termination of Service for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of such units.

(c)
Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions (including performance goals) on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed. No person may be granted (in any calendar year) Restricted Awards that are intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, totaling or measured by more than one-hundred thousand (100,000) shares of Common Stock (subject to adjustment pursuant to Section 15 below). The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

(d)
Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must continuously provide Services, subject to relief for specified reasons, for such period as the Committee may designate at the time of the Award (“Restriction Period”). If the Committee so provides in the written agreement with the Participant, a Restricted Award may also be subject to satisfaction of such performance goals as are set forth in such agreement. During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions during the Restriction Period upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control). The Committee may provide (but is not required to provide) in the written agreement with the recipient that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments or by action of the Committee), the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

(e)
Payment of Awards. A Participant who receives a Restricted Stock Grant shall be paid solely by release of the restricted stock at the termination of the Restriction Period (whether in one payment, in installments or otherwise). A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon the expiration of the applicable Restriction Period. Payment in settlement of a

Restricted Unit Grant shall be made as soon as practicable but in no event later than sixty (60) days following the conclusion of the specified Restriction Period (i) in cash, (ii) in shares of Common Stock, or (iii) in any combination of the above, as the Committee shall determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment or at any time in between such dates.

(f)
Rights as a Stockholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the stock, and the right to receive any cash dividends. Such cash dividends shall be withheld, however, until their release upon lapse of the restrictions under the Restricted Award. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

9.
Performance AwardsPerformance Awards granted under the Plan may be in the form of either Performance Share Grants or Performance Unit Grants. Performance Awards shall be subject to the terms and conditions set forth below. Furthermore, the Performance Awards shall be subject to written agreements, which shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. Such agreements need not be identical.

(a)
Performance Share Grants. A Performance Share Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

(b)
Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

(c)
Grants of Awards. Performance Awards shall be granted under the Plan pursuant to written agreements with the Participant in such form as the Committee may from time to time approve. Performance Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant. No Performance Share Grants granted in any calendar year to any one person may be measured by more than one-hundred thousand (100,000) shares of Common Stock (subject to adjustment pursuant to Section 15 below). The maximum amount payable for any calendar year pursuant to a Performance Unit Grant shall not exceed $5,000,000~~4,000,000~~. The preceding two sentences are annual limitation on grants and a not cumulative limitation.

(d)
Performance Goals and Performance Periods. Performance Awards shall provide that, in order for a Participant to vest in such Awards, the Company must achieve certain performance goals (“Performance Goals”) over a designated performance period selected by the Committee (“Performance Period”). The Performance Goals and Performance Period shall be established by the Committee, in its sole and absolute discretion. The Committee shall establish Performance Goals for each Performance Period before the commencement of the Performance Period and while the outcome is substantially uncertain or at such other time permitted under Treasury Regulations Section 1.162-27(e)(2). The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the

Committee in the Award: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average shareholders’ equity, (vii) total shareholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria.

(e)
Payment of Awards. In the case of a Performance Share Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award as of the end of the Performance Period. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. The Committee, pursuant to the written agreement with the Participant, may make such Performance Awards payable in whole or in part upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control). The Committee may provide (but is not required to provide) in the written agreement with the recipient that, in the case of a cash payment, acceleration in payment of a Performance Award shall also be subject to discounting to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Payment in settlement of a Performance Award shall be made as soon as practicable but in no event later than sixty (60) days following the conclusion of the Performance Period (i) in cash, (ii) in shares of Common Stock, or (iii) in any combination of the above, as the Committee may determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment, or at any time in between such dates.

10.	Other Stock-Based and Combination Awards.

(a)
The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other stock-based grants may be granted either alone or in addition to any other type of Award granted under the Plan. To the extent that an Award is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, such Award shall be subject to Paragraph (d) of Section 9 of the Plan. No stock-based Award granted in any calendar year to any one person, to the extent such Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, may be denominated by more than one-hundred thousand (100,000) shares of Common Stock.

(b)
The Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(c)
Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which the Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

11.
Deferral Elections.The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Company and the Committee shall not be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes. Notwithstanding any part of the foregoing to the contrary, it is the Company’s intent that all Awards granted under this Plan, and any payment deferral permitted under this Plan, shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code.

12.
Dividend EquivalentsAwards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants, Performance Share Grants, and other stock-based Awards may, in the sole and absolute discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

13.
Termination of ServiceThe terms and conditions under which an Award may be exercised after a Participant’s termination of Service shall be determined by the Committee and reflected in the written agreement with the Participant concerning the Award.

14.
Non-Transferability of AwardsNo Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. Subject to the foregoing, during the lifetime of a Participant, Awards are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative if the Participant is Disabled.

15.	Adjustments Upon Changes in Capitalization, Etc.

(a)
The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b)
(i) The maximum aggregate total number of shares of Common Stock for which Awards in respect thereof may be granted, the number and kind of Shares covered by each outstanding Award, the maximum number of shares of Common Stock that may be sold or awarded to any Participant, and the price per share (but not the total price) subject to each outstanding Award shall be proportionally adjusted to prevent dilution or enlargement of rights under the Plan for any change in the outstanding Common Stock subject to the Plan, or subject to any Award, resulting from any stock splits, combination or exchange of shares of Common Stock, consolidation, spin-off or recapitalization of shares of Common Stock or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends. (ii) The Committee shall make such adjustment in such manner as it may deem equitable and appropriate, subject to compliance with applicable laws. Any determination, substitution or adjustment made by the Committee under this Section shall be conclusive and binding on all persons. Except as expressly provided herein, neither the Company’s issuance of shares of stock of any class or securities convertible into shares of stock of any class, nor the conversion of any convertible securities of the Company, shall be treated as a transaction requiring any substitution or adjustment under this Section.

(c)
The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders.

16.	Change in Control.

(a)	Except as otherwise provided for in Paragraph (b) below, in the event of a Change in Control, and except as otherwise provided in Award agreements:
(i)	All Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control (and shall terminate at such time as specified in the

Award agreement);

(ii)	All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and

(iii)	All Performance Share Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control.

Any payment in settlement of Stock Appreciation Rights in (i) or Awards discussed in (ii) and (iii) above, shall be made on the date of the Change in Control; provided, however, that if making such payments would result in the imposition of taxes under Code Section 409A, then the payments shall instead be made on the originally schedules date(s) set forth in the Award Agreements.

(b)
In the event that any payment under this Plan (alone or in conjunction with other payments) would otherwise constitute an “excess parachute payment” under Section 280G of the Code (in the sole judgment of the Committee), such payment shall be reduced or eliminated to the extent the Committee determines necessary to avoid deduction disallowance under Section 280G of the Code or the imposition of excise tax under Section 4999 of the Code. The Committee may consult with a Participant regarding the application of Section 280G and/or Section 4999 to payments otherwise due to such Participant under the Plan, but the judgment of the Committee as to applicability of those provisions, the degree to which a payment must be reduced to avoid those provisions, and which Awards shall be reduced, is final.

17.	Amendment and Termination.

Without further approval of the stockholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable. However, the Board may not, without approval of the stockholders, make any amendment which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 15 above), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for stockholder approval. Notwithstanding the foregoing, the Plan may not be amended more than once every six months other than to comply with the changes in the Code.

18.	Miscellaneous Matters.

(a)	Tax Withholding.
(i)
The Company’s obligation to deliver Common Stock and/or pay any amount under the Plan shall be subject to the satisfaction of all applicable federal, state, local, and foreign tax withholding requirements.

(ii)
The Committee may, in its discretion, provide the Participants or their successors with the right to use previously vested Common Stock in satisfaction of all or part of the taxes incurred by such Participants in connection with the Plan; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats.

1.
Stock Withholding: The election to have the Company withhold, from the Common Stock otherwise issuable under the Plan, a portion of the Common Stock with an aggregate Fair Market Value equal to the taxes calculated using the minimum statutory rates.

2.
Stock Delivery: The election to deliver to the Company, at the time the taxes are required to be withheld, one or more shares of Common Stock previously acquired by the Participant or his or her successor with an aggregate Fair Market Value equal to the taxes calculated using the minimum statutory rates.

(b)
Not an Employment or Service Contract. Neither the adoption of the Plan nor the granting of any Award shall confer upon any Participant any right to continue in the Service of the Company or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the Services of any of its Employees, Non-Employee Directors, or Consultants at any time, with or without cause.

(c)
Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any written contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d)
Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. Payment under any Awards granted pursuant to the Plan is wholly contingent upon stockholder approval of the Plan. Where approval for an Award sought pursuant to Section 162(m)(4)(C)(ii) is not granted by the Company’s stockholders, the Award shall be annulled automatically. In the event the Service of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For purposes of the Plan, the term “terminated for cause” means any discharge because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, continuing intentional or habitual failure to perform stated duties, violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), or material breach of any provision of an employment or independent contractor agreement with the Company.

(e)
Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in addition to, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and motivate officers, directors, employees or independent contractors for their service with the Company and its Subsidiaries.

(f)
Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)
Award Agreement. Each Participant receiving an Award under the Plan shall enter into a written agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole and absolute discretion, determine.

(h)	Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

(i)	Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(j)
Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. If, upon a Participant’s separation from service within the meaning of Code Section 409A, the Participant is then a “specified employee” (as defined in Code Section 409A), the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan and/or applicable Award Agreement until the earlier of (i) ten (10) days after the Company receives notification of the Participant’s death, or (ii) the first business day of the seventh month following the Participant’s separation from service. Any such delayed payments shall be made without interest.

MEETING MAP AND DRIVING DIRECTIONS
Dallas/Addison Marriott Quorum by the Galleria
14901 Dallas Parkway
Dallas, Texas 75254
972-661-2800
Airports
Dallas/Fort Worth — DFW
Hotel direction: 14 miles E
Driving Directions: Use North Exit and follow I-635 East 14 miles to Dallas Tollway North.
Exit at Belt Line Road and make U-turn. Hotel is on the right.
Dallas/Love Field — DAL
Hotel direction: 10 miles NE
Driving Directions: Take Mockingbird Lane East to Dallas Tollway North.
Exit Belt Line Road. Make a U-turn. Hotel is on the right.
Dallas/Addison — ADS
Hotel direction: 2 miles S
Driving Directions: Take Addison Road south to Belt Line Road.
Take Belt Line Road East to Dallas Parkway.
Take Dallas Parkway South for 1 block. Hotel is on the right.

DIODES INCORPORATED 15660 NORTH DALLAS PARKWAY SUITE 850 DALLAS, TEXAS 75248	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M13283-P72191	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

DIODES INCORPORATED			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote “FOR” the following.			☐	☐	☐

1.	Election of Directors Nominees: 01) C.H. Chen 02) Michael R. Giordano 03) L.P. Hsu 04) Keh-Shew Lu	05) Shing Mao 06) Raymond Soong 07) John M. Stich

		For	Against	Abstain
The Board of Directors recommends that you vote “FOR” the following proposals.

2.
To approve various proposed amendments of the 2001 Omnibus Equity Incentive Plan, including the extension of the term of the plan until May 28, 2019 and the increase by 5,000,000 in the number of shares of Common Stock which may be subject to awards granted thereunder.
		☐	☐	☐

3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Map and Driving Directions

Dallas/Fort Worth - DFW
•	Hotel direction: 14 miles E.

•	Driving Directions: Use North Exit and follow I-635 East 14 miles to Dallas Tollway North.

•	Exit at Belt Line Road and make a U-turn. Hotel is on the right.
Dallas/Love Field - DAL
•	Hotel direction: 10 miles NE.

•	Driving Directions: Take Mockingbird Lane East to Dallas Tollway North.

•	Exit Belt Line Road. Make a U-turn. Hotel is on the right.
Dallas/Addison - ADS
•	Hotel direction: 2 miles S.

•	Driving Directions: Take Addison Road south to Belt Line Road.

•	Take Belt Line Road East to Dallas Parkway.

•	Take Dallas Parkway South for 1 block. Hotel is on the right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
M13284-P72191

DIODES INCORPORATED

Annual Meeting of Stockholders – May 28, 2009
This Proxy Is Solicited by the Board of Directors
The undersigned stockholder(s) of Diodes Incorporated (the “Company”) hereby nominate(s), constitute(s) and appoint(s) Keh-Shew Lu and Carl C. Wertz, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is/are entitled to vote at the annual meeting of stockholders of the Company (the “Meeting”) to be held on Thursday, May 28, 2009, at the Dallas/Addison Marriott Quorum by the Galleria, located at 14901 Dallas Parkway, Dallas, Texas 75254, at 10:00 a.m. (Central time), and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side